Filed Pursuant to Rule 424(b)(5)
Registration No. 333-287337

Prospectus Supplement

(To Prospectus Dated May 30, 2025)

BIT Mining Limited

Up to US$7,200,000 Class A Ordinary Shares Represented by American Depositary Shares

We have entered into an at-the-market offering agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC, as sales agent or principal (the “Manager”), dated as of November 6, 2024, relating to the offer and sale of our American Depositary Shares (the “ADSs”), each representing one hundred Class A ordinary shares, par value US$0.00005 per share, from time to time through or to the Manager. In accordance with the terms of the Sales Agreement, we may offer and sell ADSs having a maximum aggregate offering price of up to US$9.6 million from time to time through or to the Manager, less approximately US$2.4 million of ADSs previously sold pursuant to our prior registration statement on Form F-3 (File No. 333-258329) initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 30, 2021 and declared effective on May 17, 2022, and the related prospectus supplement, dated November 6, 2024. We may offer and sell ADSs having a maximum aggregate offering price up to $7.2 million remaining under the Sales Agreement pursuant to this prospectus supplement and accompanying prospectus in this offering (the “Offering”). There is no assurance that we will sell any or all ADSs pursuant to this prospectus supplement and the accompanying prospectus.

Our ADSs are listed on the New York Stock Exchange (the “NYSE”) under the symbol “BTCM.” On May 29, 2025, the last reported closing trading price for our ADSs, as reported on the NYSE, was US$2.01 per ADS. Assuming sales at an assumed offering price of US$2.01 per ADS, the maximum number of ADSs that may be offered in this Offering pursuant to this prospectus supplement and accompanying prospectus would be 3,582,089 ADSs, subject to adjustment based on the price at which the ADSs may be sold from time to time during this Offering and the requirement of General Instruction I.B.5 of Form F-3.

Sales of the ADSs, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NYSE or any other existing trading market in the United States for ADSs representing our Class A ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, directly to the Manager as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and the Manager agree on any method of distribution other than sales of ADSs representing our Class A ordinary shares on or through the NYSE or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Under the Sales Agreement, the Manager is not required to sell any specific number or dollar amount of our ADSs, but will, pursuant to our instructions, act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations, on the terms and subject to the conditions stated in the Sales Agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. This Offering pursuant to this prospectus supplement will terminate upon the earlier of (1) the sale of all the ADSs pursuant to this prospectus supplement having an aggregate offering price of up to US$7,200,000 and (2) the termination by us or the Manager of the Sales Agreement pursuant to its terms. See “Plan of Distribution.”

The cash compensation to the Manager will be at a fixed commission rate of 3.0% of the gross sales price of the ADSs sold through the Manager pursuant to the Sales Agreement. See “Plan of Distribution” beginning on page S-23 for additional information regarding the compensation to be paid to the Manager. In connection with the sale of the ADSs on our behalf, the Manager may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of such Manager may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Manager with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have also agreed to reimburse certain of the Manager’s expenses in connection with this Offering as further described in the “Plan of Distribution” section beginning on page S-23 of this prospectus supplement.

Under the registration statement to which this prospectus supplement forms a part, we may not sell our securities in a primary offering with a value exceeding one-third of our public float in any twelve-calendar month period (unless our public float rises to US$75.0 million or more). The aggregate market value of our outstanding ordinary shares held by non-affiliates is approximately US$29.1 million, based on 1,595,464,989 shares issued and outstanding, of which 1,425,105,389 Class A ordinary shares are held by non-affiliates, and the price of US$2.04 per ADS based on the closing sale price of our ADSs on May 20, 2025, which is the highest closing sale price of our ADSs on NYSE within the prior 60 days of this prospectus supplement. During the twelve-calendar month period that ends on and includes the date hereof, we have sold approximately US$2.4 million of ADSs pursuant to General Instruction I.B.5 of Form F-3. As a result, we are currently eligible to offer and sell up to an aggregate of approximately US$7.2 million of our ADSs pursuant to this prospectus supplement and the accompanying prospectus, and under the Sales Agreement.

BIT Mining Limited, our ultimate Cayman Islands holding company, does not have substantive operations other than (1) holding certain of our digital assets in connection with our cryptocurrency mining business and (2) indirectly holding the equity interest in our subsidiaries in Hong Kong, British Virgin Islands, Canada, Malta, Cyprus, Curacao, the United States, Ethiopia and mainland China. As of the date of this prospectus supplement, (i) we do not have revenue-generating operations in China, and our remaining operations in China primarily involve the provision of administrative support to our cryptocurrency mining business as well as the provision of internal information technology services to our operating entities outside China; and (ii) we do not maintain any variable interest entity (“VIE”) structure in China. We are focusing on growing our cryptocurrency mining operations in the United States. As used in this prospectus, “we,” “us,” “our company,” “the Company” or “our” refers to BIT Mining Limited, a Cayman Islands exempted company and its subsidiaries. Investors in our ADSs are purchasing equity interest in a Cayman Islands holding company.

We face various legal and operational risks and regulatory uncertainties associated with having certain non revenue-generating subsidiaries, certain administrative personnel, and certain members of the board of directors located in mainland China. The PRC government has significant authority to exert influence on the ability of a company located in China to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we face risks and uncertainties associated with regulatory approvals of offshore offerings and oversight on cybersecurity and data privacy, as well as the PCAOB audit inspection requirements. Such risks and uncertainties could result in a material change in our operations and/or the value of the ADSs or could significantly limit or completely hinder our ability to offer ADSs and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government also has significant discretion over our operations in China, and may intervene with or influence our China-based operations as it deems appropriate to further regulatory, political and societal goals. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and foreign investments in China-based companies. Any adverse action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. For a detailed description of risks related to doing business in China, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our annual report on Form 20-F for the fiscal year ended December 31, 2024, or our 2024 Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

We are subject to a number of prohibitions, restrictions and potential delisting risk under the Holding Foreign Companies Accountable Act (the “HFCA Act”). Our auditor, MaloneBailey, LLP, is an independent registered accounting firm based in the United States with offices in Beijing and Shenzhen, China. Pursuant to the HFCA Act and related regulations, if we have filed an audit report issued by a registered public accounting firm that the Public Company Accounting Oversight Board (the “PCAOB”) has determined that it is unable to inspect and investigate completely, the SEC will identify us as a “Commission-identified Issuer,” and the trading of our ADSs on any U.S. national securities exchange, as well as any over-the-counter trading in the United States, will be prohibited if we are identified as a Commission-identified Issuer for two consecutive years. As of the date of this prospectus supplement, we have not been identified by the SEC as a Commission-identified Issuer. However, we could still face the risk of delisting and cease of trading of our securities from a stock exchange or an over-the-counter market in the United States under the HFCA Act and the securities regulations promulgated thereunder if the PCAOB determines in the future that it is unable to completely inspect or investigate our auditor which has a presence in China. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We could still face the risk of delisting and cease of trading of our securities from a stock exchange or an over-the-counter market in the United States under the HFCA Act and the securities regulations promulgated thereunder if the PCAOB determines in the future that it is unable to completely inspect or investigate our auditor which has a presence in China, and it may materially and adversely affect the value of your investment” in our 2024 Annual Report.

We have not obtained and do not intend to obtain the approval or clearance from either the China Securities Regulatory Commission (the “CSRC”) or the Cyberspace Administration of China (the “CAC”) in connection with this Offering, since we do not believe, based upon advice of our PRC counsel, JunZeJun Law Offices, that such approval or clearance is required under these circumstances or for the time being. We cannot assure you, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval or clearance procedures and subject us to penalties for non-compliance. We do not believe that such approval or clearance is required under these circumstances or for the time being for our Hong Kong subsidiaries. If the PRC government takes the view that these approvals shall be obtained, or clearance procedures shall be completed, by companies in Hong Kong, we face uncertainties as to whether such approval can be timely obtained, or procedure can be timely completed, or at all. See “Risk Factors—Although we do not believe we are required to obtain the approval of or clearance by the CSRC and the CAC in connection with this Offering, we cannot guarantee that regulators in China will not take a contrary view or will not subsequently require us to undergo such approval or clearance procedures and subject us to penalties for non-compliance.”

We currently intend to reinvest all available funds and any future earnings to fund our business growth and expansion outside of China and, therefore, we currently have no plan to pay any cash dividends on our ordinary shares, including those represented by the ADSs, in the foreseeable future. As of the date of this prospectus supplement, our Cayman Islands holding company has not declared or paid dividends, nor did any subsidiary declare or make any dividends or distributions to the Cayman Islands holding company. Our ability to pay dividends depends upon dividends paid by our subsidiaries. If our existing subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. A substantial majority of our funds and assets are currently held by subsidiaries located outside of mainland China. If needed, cash can be transferred between our holding company and subsidiaries through intercompany fund advances and capital contributions, as applicable. We are not aware of any regulatory restriction of transferring funds between our Cayman Islands holding company and subsidiaries in Hong Kong, British Virgin Islands, Canada, Malta, Cyprus, Curacao, the United States and Ethiopia. Our subsidiaries in mainland China are subject to paid-up capital requirements, and we must consider their financial conditions in any distribution of the earnings to their respective holding companies. The PRC government also imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. We do not expect that such restrictions would affect our ability to transfer cash between entities within our group or pay dividends to our investors in the United States, as we generate substantially all of our revenues from operations located outside of mainland China and Hong Kong. Therefore, we do not believe there are significant restrictions on foreign exchange or our ability to transfer cash between entities within our group, across borders, or to U.S. investors.

We are a “foreign private issuer” under applicable SEC rules, and will be subject to reduced public company reporting requirements for this prospectus supplement and future filings. See the section entitled “Prospectus Supplement Summary — Implications of Being a Foreign Private Issuer” for additional information.

Investing in these securities involves risks. See the “Risk Factors” on page S-13 of this prospectus supplement, and those included in the accompanying prospectus on page 8, and the documents incorporated by reference herein and therein to read about factors you should consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is May 30, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not, and the Manager has not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. Neither we nor the Manager is making an offer to sell any securities in jurisdictions where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the ADSs or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this Offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any securities in any jurisdiction in which such offer or invitation would be unlawful.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this Offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated May 30, 2025, and included in the registration statement on Form F-3 (No. 333-287337), as amended, that we filed with the SEC using a “shelf” registration process, including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this Offering.

This prospectus supplement provides specific details regarding the Offering. If the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” on pages S-35 and S-36 of this prospectus supplement.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires:

•	“ADSs” refers to American depositary shares, each of which represents 100 Class A ordinary shares;

•	“BIT Mining,” “we,” “us,” “our company” or “our” refers to BIT Mining Limited, formerly known as 500.com Limited, its predecessor, its subsidiaries and its consolidated affiliated entities;

•	“PRC” or “China” refers to the People’s Republic of China;

•	“Renminbi” or “RMB” refers to the legal currency of PRC;

•	“U.S. GAAP” refers to generally accepted accounting principles in the United States; and

•	“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States.

Our business is primarily conducted in the United States, and all of our revenues have been denominated in U.S. dollars. Transactions in currencies other than the reporting currency are measured and recorded in the reporting currency at the exchange rate prevailing on the transaction date. We make no representation that the Renminbi and Hong Kong dollars referred to in this prospectus could have been or could be converted into U.S. dollars, Renminbi and Hong Kong dollars as the case may be, at any particular rate or at all.

We have not, and H.C. Wainwright has not, authorized anyone to provide you with information different than that contained or incorporated by reference in this prospectus supplement. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, is accurate only as of the date of the respective document. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, in their entirety before making an investment decision.

We and H.C. Wainwright are offering to sell, and seeking offers to buy, ADSs only in jurisdictions where such offers and sales are permitted, excluding Switzerland. Sales of ADSs will only be conducted through NYSE or any other existing U.S. trading market for the ADSs. No sales of ADSs will be conducted through Euronext. The distribution of this prospectus supplement and the offering of ADSs in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our ADSs and the distribution.

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

•	our business and operating strategies and plans for the development of existing and new businesses, ability to implement such strategies and plans and expected time;

•	developments in, or changes to, laws, regulations, governmental policies, incentives, taxation and regulatory and policy environment affecting our operations and the cryptocurrency and blockchain industry;

•	our future business development, financial condition and results of operations;

•	expected changes in our revenues, costs or expenditures;

•	the trends in, expected growth in and market size of the cryptocurrency and blockchain industry in international markets outside China;

•	our ability to continue to develop new technologies and/or upgrade our existing technologies;

•	competitive environment, competitive landscape and potential competitor behavior in our industry, as well as the overall outlook in our industry;

•	our ability to attract, train and retain executives and other employees;

•	the development of the global financial and capital markets; and

•	general business, political, social and economic conditions in mainland China and the international markets we have operations.

You should refer to the section entitled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein may also contain estimates, projections and statistical data that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable. However, the statistical data and estimates in these publications and reports are based on a number of assumptions and if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. In addition, due to the rapidly evolving nature of the global cryptocurrency and blockchain industry, projections or estimates about our business and financial prospects involve significant risks and uncertainties. You should not place undue reliance on these forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference herein and therein, before making an investment decision. As used in this prospectus supplement, “we,” “us,” “our company,” “the Company” or “our” refers to BIT Mining Limited, a Cayman Islands exempted company and its subsidiaries. Investors in the ADSs are purchasing equity interest in a Cayman Islands holding company.

Our Company

We intend to become a leading cryptocurrency mining enterprise. We began our transformation from a China-based lottery company into an international cryptocurrency mining company since December 2020 through the acquisition of (1) certain cryptocurrency mining machines, (2) a 7-nanometer mining machine manufacturer Bee Computing to unfurl a comprehensive approach to cryptocurrency mining, and (3) a cryptocurrency mining data center in Ohio with power capacity of 82.5 megawatts, and completion of the first closing of acquisition of cryptocurrency mining data centers and Bitcoin mining machines in Ethiopia.

Our Business

We intend to become a leading cryptocurrency mining enterprise. We began our transformation from a China-based lottery company into an international cryptocurrency mining company since December 2020 through the acquisition of (1) certain cryptocurrency mining machines, (2) a 7-nanometer mining machine manufacturer Bee Computing to unfurl a comprehensive approach to cryptocurrency mining, and (3) a cryptocurrency mining data center in Ohio with power capacity of 82.5 megawatts, and completion of the first closing of acquisition of cryptocurrency mining data centers and Bitcoin mining machines in Ethiopia.

Cryptocurrency Mining Business

We currently operate cryptocurrency mining machines for the sole purpose of mining cryptocurrencies (mainly Bitcoin, Ethereum Classic, Litecoin and Dogecoin), which we may sell for fiat currency for our own account from time to time depending on market condition and management's determination of our cash flow needs. As of the date of this prospectus supplement, our Bitcoin mining machines are mainly located in the United States and Ethiopia, and more mining machines are gradually arriving at the data center in Ethiopia. We have primarily deployed our Bitcoin mining machines in data centers in the U.S. For the year ended December 31, 2024, we produced 17.6 Bitcoins from our Bitcoin cryptocurrency mining operations, and recognized revenue of approximately US$1.1 million. As of April 30, 2025, the total hash rate capacity of our online Bitcoin mining machines was approximately 393.2 PH/s. For the year ended December 31, 2024, we also produced 29,575 ETC from our cryptocurrency mining operations, and recognized revenue of approximately US$0.8 million.

We have deployed all of the Dogecoin/Litecoin mining machines at our data center in the U.S. for use in our self-mining business. For the year ended December 31, 2024, we produced 88.2 million DOGE and 25,084 LTC from our DOGE/LTC cryptocurrency mining operations and recognized revenue of approximately US$14.9 million. As of the date of this prospectus supplement, the total hash rate capacity of our DOGE/LTC mining machines is approximately 11,502.30 PH/s. For the year ended December 31, 2024, Cryptocurrency mining revenue from other cryptocurrencies, such as BEL, JKC, PEP and LKY, totaled approximately US$0.3 million.

Data Center Services

We operate data centers which provide rack space, utility, and cloud services such as virtual services, virtual storage and data backup services to third-party cryptocurrency mining companies. Our data centers also host a number of our own cryptocurrency mining machines. We typically charge our customers a monthly service fee, which factors into, among others, the number of machines hosted in our facilities, utility costs and other associated expenses in connection with the operations of our data centers. The service fees for our data center services are settled in fiat currency.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in the accompanying prospectus. For instructions on how to find copies of these and our other filings incorporated by reference in the accompanying prospectus, see “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” in the accompanying prospectus.

Our Digital Assets

We hold our own digital assets mined through our cryptocurrency mining operation, which primarily consist of Bitcoin, Dogecoin, Ethereum, USDT, and Litecoin. As of December 31, 2024, we had cryptocurrency assets of US$9.6 million in aggregate, which comprised of 19.06 BTC, 1,246 ETH, 7.6 million DOGE, 0.9 million USDT, 1,770 Litecoin and various other cryptocurrency assets, which were generated from our cryptocurrency mining business and were the only digital assets individually accounting for more than 0.1% of our total assets as of December 31, 2024. These five specific digital assets, on a cost basis, in the aggregate accounted for 10.86% of our total assets as of December 31, 2024. The other digital assets that we held collectively, on a cost basis, represented less than 0.1% as of December 31, 2024.

Our digital assets are held through BIT Mining Limited, our ultimate Cayman Islands holding company, as well as our consolidated subsidiaries in British Virgin Islands and United States. As of April 30, 2025, we held 7.5 Bitcoins, 1.73 million Dogecoins, 1,158 Ethereum, 332 Litecoins and 0.10 million USDT. Our digital assets had an aggregate fair value of approximately US$3.22 million, calculated based on the quoted price of the respective cryptocurrencies measured at fair value at UTC 0:00 as of April 30, 2025.

Summary of Our Risks and Challenges

Investing in our securities entails a significant level of risk. Before investing in our securities, you should carefully consider all of the risks and uncertainties mentioned in the section titled “Risk Factors,” in addition to all of the other information in this prospectus supplement and documents that are incorporated in this prospectus supplement by reference, as updated by our subsequent filings under the Exchange Act, and, if applicable, in any accompanying prospectus or documents incorporated by reference. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition. Such risks include, but are not limited to:

Risks Related to Our Business and Industry

•	It may be or become illegal to acquire, own, hold, sell or use cryptocurrencies, participate in the blockchain, or transfer or utilize similar cryptocurrency assets in international markets where we operate due to adverse changes in the regulatory and policy environment in these jurisdictions.

•	Any failure to obtain or renew any required approvals, licenses, permits or certifications could materially and adversely affect our business and results of operations.

•	A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty, and if we are unable to properly characterize a digital asset, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, results of operations and/or financial condition.

•	Distributing digital assets involves risks, which could result in loss of customer assets, customer disputes and other liabilities, adversely impact our business, results of operations and/or financial condition.

•	The loss or destruction of private keys required to access any digital assets held by us may be irreversible. If we are unable to access our private keys or if we experience a hack or other data loss relating to our ability to access any digital assets, it could cause regulatory scrutiny, reputational harm, and other losses.

•	We may incur significant compliance costs if we are required to register as a money services business under the regulations promulgated by the Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act, or otherwise under U.S. state laws.

•	Because cryptocurrencies may be determined to be investment securities, we may inadvertently violate the Investment Company Act of 1940, as amended, and we may incur substantial losses and become subject to such act as a result.

•	We do not maintain insurance for our digital assets, which may expose us and our shareholders to the risk of loss of our digital assets, and there will be limited rights of legal recourse available to us to recover our losses.

•	We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws, and noncompliance with such laws can subject us to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect our business, results of operations, financial condition and reputation.

For a detailed discussion of the foregoing risks, see “Item 3. Key Information—D. Risk Factors— Risks Related to Our Business and Industry” in our 2024 Annual Report and “Risk Factors” beginning on page S-13 of this prospectus supplement.

Risks Related to Doing Business in China

•	Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirements, expose us to government interference, or otherwise restrict or completely hinder our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect our business, and cause the value of our securities to significantly decline or become worthless.

•	Our efforts to adjust our corporate structure and business operations, including the termination of our previous VIE structures and the exit of our mining pool business from China, may not be completed in a liability-free manner, and we may still be subject to cybersecurity review by the CAC, or deemed to be in violation of PRC laws regulating our industry and operations.

•	We could still face the risk of delisting and cease of trading of our securities from a stock exchange or an over-the-counter market in the United States under the HFCA Act and the securities regulations promulgated thereunder if the PCAOB determines in the future that it is unable to completely inspect or investigate our auditor which has a presence in China, and it may materially and adversely affect the value of your investment.

•	The PRC government has significant and arbitrary influence over companies with operations in China by enforcing existing rules and regulation, adopting new ones, or changing relevant industrial policies in a manner that may materially increase our compliance cost, abruptly change relevant industry landscape, or cause significant changes to, or otherwise intervene or influence, our remaining operations in China at any time, which could result in material and adverse changes in our operations and cause the value of our securities to significantly decline or become worthless.

For a detailed discussion of the foregoing risks, see “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China” in our 2024 Annual Report.

Risks Related to this Offering

•	Although we do not believe we are required to obtain the approval of or clearance by the CSRC and the CAC in connection with this Offering, we cannot guarantee that regulators in China will not take a contrary view or will not subsequently require us to undergo such approval or clearance procedures and subject us to penalties for non-compliance.

•	The ADSs offered hereby will be sold in “at-the-market” offerings, and investors who buy ADSs at different times will likely pay different prices.

•	The actual number of ADSs we will sell under the Sales Agreement, at any one time or in total, is uncertain.

For a detailed discussion of the foregoing risks, see “Risk Factors” beginning on page S-13 of this prospectus supplement.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. As a foreign private issuer, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (2) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (3) the rules under the Exchange Act requiring the filing with the SEC of Quarterly Reports on Form 10-Q containing unaudited financial and other specific information, and Current Reports on Form 8-K upon the occurrence of specified significant events.

Regulatory Investigation

In 2024, we entered into a deferred prosecution agreement (the “DPA”) with the U.S. Department of Justice (the “DOJ”) and consented to an entry by the SEC of a Cease-And-Desist Order (the “SEC Order”) to resolve the previously-disclosed investigations by the DOJ and SEC related to the potential development of an integrated casino resort project in Japan, in which we agreed to a combined penalty amount of US$10 million. As of December 31, 2024, we had fully paid the combined penalty amounts. Pursuant to the DPA, we also agreed to (i) maintain an effective system of internal accounting controls designed to ensure the making and keeping of fair and accurate books, records, and accounts, a rigorous anti-corruption compliance program that incorporates relevant internal accounting controls, as well as policies and procedures designed to effectively detect and deter violations of the Foreign Corrupt Practices Act of 1977 and other applicable anti-corruption laws, and (ii) report to the DOJ annually during the three-year term of the DPA regarding remediation and implementation of the compliance measures. The DOJ agreed that if we fully comply with all of our obligations under the DPA, the DOJ will not continue the criminal prosecution against us and, within six months after the three-year term expires, will seek dismissal with prejudice of the criminal information filed against us. If we breach the terms of the DPA during the three-year term, we will be subject to prosecution for any federal criminal violation of which the DOJ has knowledge. Pursuant to the SEC Order, we also agreed to cease and desist from committing or causing any violations and any future violations of Sections 30A, 13(b)(2)(A), and 13(b)(2)(B) of the U.S. Securities Exchange Act of 1934, as amended.

Corporate Information

Our principal executive offices are located at 428 South Seiberling Street, Akron, Ohio 44306, United States of America. Our telephone number at this address is +1 (346) 204-8537. Our registered office in the Cayman Islands is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our website is at https://ir.btcm.group. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

THE OFFERING

Issuer	BIT Mining Limited

ADSs offered by us pursuant to this prospectus supplement	ADSs having an aggregate offering price of up to US$7,200,000, or up to 3,582,089 ADSs (assuming sales at an assumed offering price of US$2.01 per ADS). The actual number of ADSs sold, if any, will vary depending on the actual sales price per ADS based on prevailing market conditions from time to time during this Offering.

ADSs outstanding before this Offering	10,655,138 ADSs

ADSs outstanding after this Offering	14,237,227 ADSs (assuming the sale of an aggregate of US$7,200,000 of ADSs at an assumed offering price of US$2.01 per ADS). The actual number of ADSs sold, if any, will vary depending on the actual sales price per ADS based on prevailing market conditions from time to time during this Offering.

Class A ordinary shares issued and outstanding after this Offering

1,953,608,790 Class A ordinary shares (assuming the sale of an aggregate of US$7,200,000 of ADSs at an assumed offering price of US$2.01 per ADS). The actual number of ADSs sold, if any, will vary depending on the actual sales price per ADS based on prevailing market conditions from time to time during this Offering.

Total shares issued and outstanding immediately after this Offering (1)	1,953,673,889 shares, including (1) 1,953,608,790 Class A ordinary shares (as more fully described in the notes following this table), assuming the sale of an aggregate of US$7,200,000 at an assumed offering price of US$2.01 per ADS), (2) 65,000 Class A preference shares, and (3) 99 Class B ordinary shares.

Manner of offering	“At the market offering” that may be made from time to time for ADSs representing our Class A ordinary shares through the Manager, as sales agent or principal. See the section entitled “Plan of Distribution” on page S-23 of this prospectus supplement.

The ADSs

Each ADS represents 100 Class A ordinary shares, par value US$0.00005 per share.

The depositary or its nominee will hold the Class A ordinary shares underlying your ADSs. You will have rights as provided in the deposit agreement among us, the depositary and all holders and beneficial owners of ADSs issued thereunder.

We do not expect to pay dividends in the foreseeable future. If, however, we declare dividends on our Class A ordinary shares, the depositary will pay you the cash dividends and other distributions it receives on our ordinary shares after deducting its fees and expenses in accordance with the terms set forth in the deposit agreement.

You may surrender your ADSs to the depositary in exchange for Class A ordinary shares. The depositary will charge you fees for any such exchange.

We may amend or terminate the deposit agreement without your consent. If you continue to hold your ADSs after an amendment to the deposit agreement, you agree to be bound by the deposit agreement as amended.

To better understand the terms of the ADSs, you should carefully read the “Description of American Depositary Shares” section of the accompanying prospectus. You should also read the deposit agreement, which is an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus forms a part.

Use of proceeds	We intend to use the net proceeds from this Offering to invest in mining machines, build new data centers, expand our business operation, explore new business opportunities, and improve working capital position . See “Use of Proceeds” for more information.

Listing	Our ADSs are listed on the NYSE under the symbol “BTCM.” Our ADSs and ordinary shares are not listed on any other stock exchange or traded on any automated quotation system.

Depositary	Deutsche Bank Trust Company Americas.

Risk factors	See the section titled “Risk Factors” on page S-13 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in ADSs representing our Class A ordinary shares.

(1)	The number of shares that will be outstanding immediately after this Offering is based upon:

(a)	1,595,399,890 Class A ordinary shares, (2) 65,000 Class A preference shares, and (3) 99 Class B ordinary shares issued and outstanding as of the date of this prospectus supplement; and

(b)	358,208,900 Class A ordinary shares represented by 3,582,089 ADSs to be issued in this Offering (assuming the sale of an aggregate of US$7,200,000 of ADSs at an assumed offering price of US$2.01 per ADS);

Which does not include:

(a)	38,644,210 Class A ordinary shares reserved as treasury shares; and

(b)	336,509,980 Class A ordinary shares issuable upon the full exercise of outstanding warrants as of the date of this prospectus supplement, with a weighted-average exercise price of $0.09 per share.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding warrants.

RISK FACTORS

Investing in the securities involves risk. You should carefully consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risk factors and uncertainties described under the heading “Item 3. Key Information—D. Risk Factors” in our most recently filed annual report on Form 20-F and the risks and uncertainties described below, before making an investment in our securities. Any of the following risks could materially and adversely affect our business, financial condition and results of operations. These risks and uncertainties could materially affect our business, results of operations or financial condition, cause the value of our securities to decline or diminish or even make our securities worthless, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors. You could lose all or part of your investment.

Risks Related to Our Business and Industry

We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws, and noncompliance with such laws can subject us to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect our business, results of operations, financial condition and reputation.

We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which we conduct our business, including the FCPA and other anti-corruption laws and regulations. The FCPA prohibit us and our officers, directors, employees and business partners acting on our behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject us to whistleblower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect our business, results of operations, financial condition and reputation. In addition, changes in economic sanctions laws in the future could adversely impact our business and investments in the ADSs.

Risks Related to this Offering

Although we do not believe we are required to obtain the approval of or clearance by the CSRC and the CAC in connection with this Offering, we cannot guarantee that regulators in China will not take a contrary view or will not subsequently require us to undergo such approval or clearance procedures and subject us to penalties for non-compliance.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”) requires an overseas special purpose vehicle that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval. Any failure to obtain or delay in obtaining CSRC approval for any offering we may make under this prospectus and any applicable prospectus supplement would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

On July 6, 2021, General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and the related guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures established a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, an overseas offering and listing by a PRC company, whether directly or indirectly, an initial or follow-on offering, must be filed with the CSRC. The examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be deemed as a PRC company’s indirect overseas offering and listing if the issuer meets the following conditions: (1) any of the operating income, gross profit, total assets, or net assets of the PRC enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (2) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, and the principal place of business is in the PRC or carried out in the PRC. The issuer or its affiliated PRC entity, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering and other equivalent offering activities. Particularly, the issuer shall submit the filing with respect to its initial public offering and listing within three business days after its initial filing of the listing application, and submit the filing with respect to its follow-on offering within three business days after the completion of the follow-on offering. Failure to comply with the filing requirements may result in fines to the relevant PRC companies, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. The Overseas Listing Trial Measures also set forth certain regulatory red lines for overseas offerings and listings by PRC enterprises.

While there is uncertainty with respect to the application of the M&A Rules and the Overseas Listing Trial Measures, we do not believe, based on the advice of our PRC counsel, JunZeJun Law Offices, that the CSRC approval under the M&A Rules is required in this Offering, because (1) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings under the prospectus are subject to the M&A Rules; (2) each of our wholly foreign-owned subsidiaries in mainland China was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest; and (3) we do not maintain a VIE structure or conduct revenue-generating business in China. Furthermore, because (1) we derive substantially all of our revenues, net income, total assets and net assets from operations outside of mainland China, (2) our principal business activities are conducted outside of mainland China, and (3) the majority of our senior management are located outside of mainland China, we have been advised by our PRC counsel, JunZeJun Law Offices, that the Offering will not be deemed as a PRC domestic company’s indirect overseas offering and listing under the Overseas Listing Trial Measures, and therefore, we are not required to undergo the CSRC filing procedures in connection with this Offering.

However, uncertainties still exist as to how the M&A Rules and the Overseas Listing Trial Measures will be interpreted and implemented, and the opinion of our PRC counsel is subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules and the Overseas Listing Trial Measures. We cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel. If the CSRC or other PRC regulatory body subsequently determines that we need to obtain the CSRC’s approval for this Offering or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules that would require us to obtain CSRC or other governmental approvals for this Offering, we may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies, which may include fines and penalties on our remaining operations in mainland China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from the Offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in mainland China, or other actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of the ADSs. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt any such offering before the settlement and delivery of the ADSs that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ADSs, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies subsequently promulgate new rules or explanations requiring that we obtain their approvals or clearances for any such offering, we may be unable to obtain a waiver of such approval requirements.

On December 28, 2021, the CAC, and other twelve PRC regulatory authorities jointly revised and promulgated the Cybersecurity Review Measures, which came into effect on February 15, 2022 and replace the prior Measures for Cybersecurity Review promulgated on April 13, 2020. The Cybersecurity Review Measures provides that, among others, (1) the purchase of cyber products and services by critical information infrastructure operators and the network platform operators engaging in data processing activities that affects or may affect national security should be subject to the cybersecurity review by the Cybersecurity Review Office, the department which is responsible for the implementation of cybersecurity review under the CAC; (2) network platform operators with personal information data of more than one million users are obliged to apply for a cybersecurity review by the Cybersecurity Review Office before listing overseas; and (3) relevant governmental authorities in the PRC may initiate cybersecurity review if they determine the relevant network products or services or data processing activities affect or may affect national security. As advised by our PRC counsel, JunZeJun Law Offices, we are not subject to mandatory cybersecurity review, because (1) we are not a network platform operator engaging in data processing activities that affect or may affect national security; (2) we are not a critical information infrastructure operator purchasing cyber products or services that affect or may affect national security; (3) we are not a network platform operator with personal information data of more than one million users.

However, official guidance and interpretation of these opinions remain unclear in several respects at this time. We cannot assure you that the regulators in China will not take a contrary view or will not subsequently require us to undergo the approval or clearance procedures of CSRC and CAC and subject us to penalties for non-compliance. We do not believe that such approval or clearance is required under these circumstances or for the time being for our Hong Kong subsidiaries. If the PRC government takes the view that these approvals shall be obtained, or clearance procedures shall be completed, by companies in Hong Kong, we face uncertainties as to whether such approval can be timely obtained, or procedure can be timely completed, or at all. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

Our results of operations and financial condition may be significantly impacted by price fluctuations of digital assets such as Bitcoin and Ethereum, and our business, results of operations and financial condition could be materially and adversely affected by a significant drop in the prices of digital assets, in particular Bitcoin.

The demand for our services and products is determined primarily by the expected economic return of digital asset mining activities, in particular those of Bitcoin, which in turn is significantly affected by expectations with respect to their prices, among other factors. The price of Bitcoin has experienced significant fluctuations over its short existence and may continue to fluctuate significantly in the future. For instance, there has been a significant drop in the price of Bitcoin in the second quarter of 2022, which has adversely affected the expected return of mining operations, and in turn, impacted our business, results of operations and liquidity position. If the price of digital assets or network transaction fees drop, the expected economic return of mining activities will diminish, resulting in a decrease in demand for our services and products. We may need to adjust our operations, such as temporarily reducing the number of miners in operations, to manage our operating costs and respond to changes in market condition. We cannot assure you that the price of Bitcoin or other digital assets will remain high enough to sustain the demand for our services and products or that their prices will not decline significantly in the future.

The future of digital assets and their prices are subject to a high degree of uncertainty. If transaction fees become too high, users may be discouraged from using digital assets, which will decrease the transaction volume of the digital asset network. In addition, any power shortage due to government control measures or other reasons, or increase in energy costs, would raise the mining costs. For instance, we have suspended mining activities in Kazakhstan primarily due to power shortage and political unrest there. These instances could affect our customers’ expected economic return for mining activities, which in turn, would adversely affect the demand for and pricing of our services and products.

Furthermore, fluctuations in the price of digital assets may affect the value of our assets or inventories, which include miners and digital assets we mined and held for our own account. A significant drop in the price of digital assets can lead to a lower expected sales price, which in turn will lead to impairment losses with respect to such digital assets. As a result, any significant drop in the price of Bitcoin and other digital assets will likely have a material and adverse effect on our results of operations, financial condition and liquidity position.

The ADSs offered hereby will be sold in “at-the-market” offerings, and investors who buy ADSs at different times will likely pay different prices.

Investors who purchase ADSs in this Offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the Sales Agreement, to vary the timing, prices and numbers of ADSs sold. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no maximum sales price for shares to be sold in this Offering. Pursuant to the Sales Agreement, there is a minimum sales price for shares to be sold in this Offering designated by our board of directors, which will limit our ability to make sales if the price goes below that minimum. Investors may experience a decline in the value of their ADSs as a result of ADS sales made at prices lower than the prices they paid.

The actual number of ADSs we will sell under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Manager at any time throughout the term of the Sales Agreement. The number of ADSs that are sold by Manager, if any, after we deliver a sales notice will fluctuate based on the market price of the ADSs during the sales period and limits we set with the Manager. Because the price per ADS of each ADS sold will fluctuate based on the market price of ADSs representing our Class A ordinary shares during the sales period, it is not possible at this stage to predict the number of ADSs that will be ultimately issued.

The trading price of our ADSs may be volatile, which could result in substantial losses to you.

The trading price of our ADSs may be volatile and could fluctuate widely in response to factors relating to our business as well as external factors beyond our control. Factors such as variations in our financial results, announcements of new business initiatives by us or by our competitors, recruitment or departure of key personnel, changes in the estimates of our financial results or changes in the recommendations of any securities analysts electing to follow our securities or the securities of our competitors could cause the market price for our ADSs to change substantially. At the same time, securities markets may from time to time experience significant price and volume fluctuations that are not related to the operating performance of particular companies. For example, in late 2008 and early 2009, the securities markets in the United States, China and other jurisdictions experienced the largest decline in share prices since September 2001. These broad market and industry factors may significantly affect the market price and volatility of our ADSs, regardless of our actual operating performance. Any of these factors may result in large and sudden changes in the trading volume and price for our ADSs.

In addition to the above factors, the price and trading volume of our ADSs may be highly volatile due to multiple factors, including the following:

•	regulatory developments affecting us or our industry;

•	conditions in the market for cryptocurrencies, including the price fluctuation of major cryptocurrencies such as Bitcoin and Ethereum;

•	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•	changes in financial estimates by securities research analysts; and

•	sales or perceived potential sales of additional Class A ordinary shares and ADSs.

Substantial future sales or perceived potential sales of our ADSs, Class A ordinary shares or other equity securities in the public market could cause the price of our ADSs to decline significantly.

Sales of our ADSs, Class A ordinary shares or other equity securities in the public market, or the perception that these sales could occur, could cause the market price of our ADSs to decline significantly. As of the date of this prospectus supplement, we have 1,595,399,890 Class A ordinary shares outstanding, including 1,065,513,800 Class A ordinary shares represented by ADSs. All of our ADSs are freely transferable by persons other than our “affiliates” without restriction or additional registration under the Securities Act.

Future sales of our ADSs, whether by us or our shareholders, could cause our share price to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ADSs in the public market, the trading price of our ADSs could decline significantly. Similarly, the perception in the public market that our shareholders might sell of our ADSs could also depress the market price of our ADSs. A decline in the price of our ADSs might impede our ability to raise capital through the issuance of additional of our ADSs or other equity securities. In addition, the issuance and sale by us of additional of our ADSs or securities convertible into or exercisable for our ADSs, or the perception that we will issue such securities, could reduce the trading price for our ADSs as well as make future sales of equity securities by us less attractive or not feasible. The sale of ADSs issued upon the exercise of our outstanding options and the warrants could further dilute the holdings of our then existing shareholders.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ADSs and trading volume could decline.

It is our policy not to offer guidance on earnings. The trading market for our ADSs depends in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrade our ADSs or publish inaccurate or unfavorable research about our business, the market price for our ADSs would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our ADSs to decline significantly.

The different voting rights attached to our securities limit our investors’ ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and holders of our ADSs may view as beneficial.

Our shares consist of Class A ordinary shares, Class A preference shares, and Class B ordinary shares. Each Class A ordinary share is entitled to one vote, each Class A preference share is entitled to 10,000 votes, and each Class B ordinary share is entitled to 10 votes. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by a holder to any person or entity which is not an affiliate of such holder, each of such Class B ordinary shares shall be automatically and immediately converted into one Class A ordinary share.

As of the date of this prospectus supplement, all 65,000 Class A preference shares are held by Good Luck Information, an entity controlled by Mr. Man San Vincent Law, our founder and executive director. The Class A preference shares are not entitled to receive dividends and cannot be converted into Class A ordinary shares, Class B ordinary shares, or ADSs. Upon any transfer of Class A preference shares by Good Luck Information to any person or entity which is not its affiliate, or when Good Luck ceases to be controlled by any person holding executive office in or being a member of our board of directors, the Class A preference shares shall cease to have any voting right. If Mr. Man San Vincent Law ceases to serve as our director, we shall be entitled to redeem all of the Class A preference shares at US$1.00 per share. See “Description of Share Capital” in the accompanying prospectus. As a result of the share structure and the concentration of ownership, holders of Class A preference shares have considerable influence over matters such as decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our ADSs. This concentrated control limits our investors’ ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares and holders of our ADSs may view as beneficial.

We may become a passive foreign investment company, or PFIC, which could result in adverse United States tax consequences to United States investors.

Based on our financial statements and the composition of our income and assets and the valuation of our assets, we intend to take the position that we were not a passive foreign investment company, or PFIC, for United States federal income tax purposes for 2024, although there can be no assurances in this regard. Additionally, it is possible that we may be a PFIC in 2025 or future taxable years. The determination of whether or not we are a PFIC is made on an annual basis and will depend on the composition of our income and assets and the valuation of our assets from time to time. The IRS or a court may disagree with our determinations, including the manner in which we determine the value of our assets and the percentage of our assets that are passive assets under the PFIC rules. For any taxable year we will be classified as a PFIC for United States federal income tax purposes if either (i) 75% or more of our gross income in that taxable year is passive income or (ii) at least 50% of the value (generally determined based on a quarterly average) of our assets in that taxable year is attributable to assets that produce or are held for the production of passive income. For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). The calculation of the value of our assets will be based, in part, on the quarterly market value of our ADSs, which is subject to change, and a portion of which could be attributable to the value of the digital assets and cryptocurrencies we hold for our own account. Therefore, a decrease in the price of our ADSs, or an increase in the proportion of the market value of our ADSs attributable to the value of the digital assets and cryptocurrencies we hold for our own account, may result in our becoming a PFIC.

If we are a PFIC for any taxable year during which you hold our ADSs, such characterization could result in adverse United States federal income tax consequences to you if you are a United States Holder, as defined under “Item 10. Additional Information—E. Taxation—United States Federal Income Taxation” of our 2024 Annual Report. For example, if we are or become a PFIC, you may become subject to increased tax liabilities under United States federal income tax laws and regulations, and will become subject to burdensome reporting requirements. See “Item 10. Additional Information—E. Taxation—United States Federal Income Taxation—Passive Foreign Investment Company” of our 2024 Annual Report. We cannot assure you that we were not a PFIC in 2024 nor assure you that we will not be a PFIC for 2025 or any future taxable year.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices for corporate governance matters that differ significantly from the NYSE corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the corporate governance listing standards.

Our ADSs are listed on the NYSE. The NYSE corporate governance listing standards permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the NYSE corporate governance listing standards. For example, Cayman Islands law does not require us to comply with the following corporate governance listing standards of the NYSE: (1) having the majority of our board of directors composed of independent directors, (2) having a minimum of three members in our audit committee, (3) holding annual shareholders' meetings, (4) having a compensation committee composed entirely of independent directors, (5) having a nominating and corporate governance committee composed entirely of independent directors; and (6) requiring shareholder approval of any transaction involving the issuance of 20% or more of our outstanding ordinary shares or 20% of the voting power outstanding before the issuance, subject to certain exceptions. In connection with the sales of securities, we have applied for and obtained exemption from the shareholder approval requirement under the NYSE rules, and we may claim other exemptions without notifying the investors in the future. As a result, you may not be provided with the benefits of certain corporate governance requirements of the NYSE.

Our management will have broad discretion over the use of the net proceeds from this Offering, and we may use these proceeds in ways with which you may not agree.

Our management will have broad discretion over the use of the net proceeds from this Offering, including for any of the purposes described in the section entitled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of our net proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. This creates uncertainty for the ADS holders and could affect our business, prospects, results of operations and financial condition. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds of this Offering. We cannot assure you that the net proceeds will be used in a manner that will improve our results of operations or increase the price of our ADSs, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

USE OF PROCEEDS

We may sell ADSs representing our Class A ordinary shares having aggregate sales proceeds of up to US$7,200,000 from time to time, before deducting the sales commissions and estimated offering expenses payable by us. Because there is no minimum offering amount required as a condition of this Offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any ADSs under, or fully utilize, the Sales Agreement with the Manager as a source of financing.

Any proceeds we receive from this Offering will be used to invest in mining machines, build new data centers, expand our business operation, explore new business opportunities, and improve working capital position.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this Offering. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement.

DIVIDEND POLICY

Our board of directors has complete discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profits or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the Class A ordinary shares underlying our ADSs to the depositary, as the registered holder of such Class A ordinary shares, and the depositary then will pay such amounts to our ADS holders in proportion to Class A ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our Class A ordinary shares, if any, will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024, presented on:

•	on an actual basis;

•	on an as adjusted basis to give effect to the receipt of estimated net proceeds of US$6,893,764 assuming the sale of 358,208,900 Class A ordinary shares represented by 3,582,089 ADSs (at an assumed offering price of US$2.01 per ADS, which was the closing price of our ADS on May 29, 2025), after deducting commissions for the Manager and other estimated offering expenses payable by us.

You should read this table together with “Item 5. Operating and Financial Review and Prospects” in our 2024 Annual Report, both of which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2024
	Actual	As Adjusted
		(Unaudited)
	(US$ in thousands, except share data)
Class A ordinary shares (US$0.00005 par value per share, 1,599,935,000 shares authorized, 1,595,399,890 shares issued and outstanding on an actual basis, 1,953,608,790 shares issued and outstanding on an as adjusted basis)	78	96
Class A preference shares (US$0.00005 par value per share, 65,000 shares authorized, 65,000 shares issued and outstanding on an actual basis and on an as adjusted basis)	—	—
Class B ordinary shares (US$0.00005 par value per share, 400,000,000 shares authorized; 99 shares issued and outstanding on an actual basis and on an as adjusted basis)	—	—
Additional paid-in capital	640,724	647,600
Treasury shares	(21,604)	(21,604)
Accumulated deficit and statutory reserve	(557,913)	(557,913)
Accumulated other comprehensive loss	(4,392)	(4,392)
Total BIT Mining Limited Shareholders’ equity	56,893	63,787
Non-controlling interests	9,887	9,887
Total shareholders’ equity	66,780	73,674
Total capitalization	66,780	73,674

The table above does not include the outstanding warrants to purchase 336,509,980 Class A ordinary shares as of the date of this prospectus supplement. As of the date of this prospectus supplement, there has been no material change to our capitalization as set forth above, except that in January 2025, the Company increased its authorized share capital to US$440,000 divided into (1) 8,399,935,000 Class A ordinary shares of par value US$0.00005 each, (2) 65,000 Class A preference shares of par value US$0.00005 each, and (3) 400,000,000 Class B ordinary shares of par value US$0.00005 each. Furthermore, the table above assumes for illustrative purposes that an aggregate of 3,582,089 ADSs are sold at an assumed offering price of US$2.01 per ADS. The actual number of ADSs sold, if any, will vary depending on the actual sales price per ADS based on prevailing market conditions from time to time during this Offering. There is no assurance that we will sell any or all ADSs pursuant to this prospectus supplement and the accompanying prospectus.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Manager, pursuant to which we may issue and sell from time to time the ADSs through the Manager as our sales agent or principal. Sales of the ADSs, if any, will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415 promulgated under the Securities Act. If we and the Manager agree on any method of distribution other than sales of the ADSs on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

The Manager will offer the ADSs at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and the Manager. We will designate the number of ADSs which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of ADSs that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Manager will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell on our behalf all of the ADSs requested to be sold by us. We or the Manager may suspend the offering of the ADSs being made through the Manager under the Sales Agreement at any time upon proper notice to the other party.

Settlement for sales of ADSs will occur on the first trading day or any such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and the Manager in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ADSs as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Manager may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Manager a cash commission of 3.0% of the gross sales price of the ADSs of that the Manager sells pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, sales commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse the Manager for the reasonable fees and expenses of its legal counsel incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $100,000 in the aggregate, in addition to up to $5,000 per due diligence update session conducted in connection with each such date the Company files its Annual Report on Form 20-F and each due diligence update session, if any, for the three, six and nine months ended on and as of the last day of the first, second and third fiscal quarters, respectively, for the Manager’s counsel’s fees. We will report at least quarterly the number of ADSs sold through the Manager under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Manager in connection with the sales of ADSs.

In connection with the sales of the ADSs on our behalf, the Manager will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Manager will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Manager against certain liabilities, including liabilities under the Securities Act.

The offering of the ADSs pursuant to this prospectus supplement will terminate upon the earlier of the sale of all of the ADSs provided for in this prospectus supplement or termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M, the Manager will not engage in any market making activities involving the ADSs while the offering is ongoing under this prospectus supplement.

The Manager and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Manager and such affiliates may in the future receive customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, the Manager and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Manager or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by the Manager, and the Manager may distribute this prospectus supplement and the accompanying prospectus electronically. The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement is included as an exhibit to our Report of Foreign Private Issuer on Form 6-K filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” and “Incorporation of Documents By Reference”.

TAXATION

The following summary of the material Cayman Islands, PRC and United States federal income tax consequences of an investment in the ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. The following summary does not constitute legal or tax advice. The discussion does not deal with all possible tax consequences relating to an investment in ADSs. In particular, the discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the PRC and the federal tax law of the United States. Accordingly, you should consult your own tax advisor regarding the tax consequences of an investment in the ADSs. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder (Hong Kong) LLP, our Cayman Islands legal counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of JunZeJun Law Offices, our PRC legal counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties applicable to payments to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ordinary shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporation tax.

PRC Taxation

Under the Enterprise Income Tax Law, or EIT Law and its implementation rules, an enterprise established outside of China with a “de facto management body” within China is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Taxation Administration of the PRC, or SAT, issued SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in SAT Circular 82 may reflect the general position of SAT on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (1) the primary location of the day-to-day operational management is in China; (2) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (3) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in China; and (4) at least 50% of voting board members or senior executives habitually reside in China.

We do not believe that our Cayman Islands holding company meets all of the conditions above. Our Cayman Islands holding company is not a PRC resident enterprise for PRC tax purposes. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained outside China. For the same reasons, we believe our other subsidiaries outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with ours.

JunZeJun Law Offices, our legal counsel as to PRC law, has advised us that if the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs. In addition, non-resident enterprise shareholders(including the ADS holders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within China. It is unclear whether our non-PRC individual shareholders (including the ADS holders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of our Cayman Islands holding company would be able to claim the benefits of any tax treaties between their country of tax residence and China in the event that our Cayman Islands holding company is treated as a PRC resident enterprise.

Provided that our Cayman Islands holding company is not deemed to be a PRC resident enterprise, holders of the ADSs and ordinary shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares or ADSs. However, under SAT Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7, and we may be required to expend valuable resources to comply with SAT Circular 7, or to establish that we should not be taxed thereunder.

United States Federal Income Taxation

The following discussion describes the material United States federal income tax consequences of the ownership of our ADSs as of the date hereof. The discussion is applicable only to United States Holders (as defined below) who hold ADSs as capital assets. As used herein, the term “United States Holder” means a beneficial owner of an ADS that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This discussion does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	an insurance company;

•	a tax-exempt organization;

•	a person holding our ADSs as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a person who owns or is deemed to own 10% or more of our stock (by vote or value);

•	a partnership or other pass-through entity for United States federal income tax purposes;

•	a person required to accelerate the recognition of any item of gross income with respect to our ADSs as a result of such income being recognized on an applicable financial statement; or

•	a person whose “functional currency” is not the United States dollar.

The discussion below is based upon the provision of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as well as the current income tax treaty between the United States and the PRC, which is hereinafter referred to as the Treaty, as of the date hereof, and such authorities may be replaced, revoked or modified, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below. In addition, this discussion is based, in part, upon representations made by the depositary to us and assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our ADSs, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our ADSs, you are urged to consult your tax advisors.

This discussion does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income, United States federal estate and gift taxes, or the effects of any state, local or non-United States tax laws. If you are considering the purchase, ownership or disposition of our ADSs, you are urged to consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation as well as any consequences arising under other United States federal tax laws (such as estate and gift taxes) and the laws of any other taxing jurisdiction.

ADSs

If you hold ADSs, for United States federal income tax purposes, you generally will be treated as the owner of the underlying Class A ordinary shares that are represented by such ADSs. Accordingly, deposits or withdrawals of Class A ordinary shares for ADSs will not be subject to United States federal income tax.

Taxation of Dividends

Subject to the discussion under “—Passive Foreign Investment Company” below, the gross amount of distributions on the ADSs (including any amounts withheld to reflect PRC withholding taxes (if applicable)) will be taxable as dividends, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. The dividends (including withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by the depositary. Such dividends will not be eligible for the dividends received deduction allowed to corporations under the Code.

Subject to applicable limitations (including a minimum holding period requirement), dividends received by non-corporate United States investors from a qualified foreign corporation may be treated as “qualified dividend income” that is subject to reduced rates of taxation. A foreign corporation generally is treated as a qualified foreign corporation with respect to dividends paid by that corporation on ordinary shares (or ADSs backed by such shares) that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that our ADSs, which are listed on the NYSE, are readily tradable on an established securities market in the United States. Thus, we believe that dividends we pay on our ADSs will meet the conditions required for the reduced tax rates. However, there can be no assurance that our ADSs will be considered readily tradable on an established securities market in the United States in later years. You are urged to consult your own tax advisors regarding the application of these rules given your particular circumstances.

A qualified foreign corporation also generally includes a foreign corporation that is eligible for the benefits of certain income tax treaties with the United States. We do not believe that we are eligible for the benefits of the Treaty. In the event that we were deemed to be a PRC resident enterprise under the EIT Law by the PRC tax authorities, contrary to our belief that our Cayman Islands holding company is not a PRC resident enterprise for enterprise income tax purposes, we might be eligible for the benefits of the Treaty, although no assurance can be given. If we were eligible for such benefits, subject to the discussion under “— Passive Foreign Investment Company” below, dividends we pay on our ADSs (which represent our ordinary shares) would be potentially eligible for the reduced rates of taxation. See “— PRC Taxation” above.

In addition, notwithstanding the foregoing, we will not be treated as a qualified foreign corporation, and non-corporate United States Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. See “—Passive Foreign Investment Company” below.

In the event that we were deemed to be a PRC resident enterprise under the EIT Law by the PRC tax authorities, you might be subject to PRC withholding taxes on dividends paid to you with respect to the ADSs. See “— PRC Taxation” above. In that case, subject to certain conditions and limitations (including a minimum holding period requirement), PRC withholding taxes on dividends may be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ADSs will be treated as foreign source income and will generally constitute passive category income. However, if we are eligible for Treaty benefits and if you are eligible for Treaty benefits, any PRC taxes on dividends will not be creditable against your United States federal income tax liability to the extent withheld at a rate exceeding the applicable Treaty rate. In addition, United States Treasury regulations addressing foreign tax credits (the “Foreign Tax Credit Regulations”) impose additional requirements for foreign taxes to be eligible for a foreign tax credit, and unless you are eligible for and elect to claim the benefits of the Treaty, there can be no assurance that those requirements will be satisfied. The Department of the Treasury and the IRS are considering proposing amendments to the Foreign Tax Credit Regulations. In addition, recent notices from the IRS provide temporary relief by allowing taxpayers that comply with applicable requirements to apply many aspects of the foreign tax credit regulations as they previously existed (before the release of the current Foreign Tax Credit Regulations) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). Alternatively, instead of claiming a foreign tax credit, you may be able to deduct any PRC withholding taxes on dividends in computing your taxable income, subject to generally applicable limitations under United States law (including that a United States Holder is not eligible for a deduction for otherwise creditable foreign income taxes paid or accrued in a taxable year if such United States Holder claims a foreign tax credit for any foreign income taxes paid or accrued in the same taxable year). The rules governing the foreign tax credit and deductions for foreign taxes are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit or a deduction under your particular circumstances.

To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under United States federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of your ADSs (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of the ADSs), and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange. Consequently, any distributions in excess of our current and accumulated earnings and profits will generally not give rise to foreign source income and you will generally not be eligible for a foreign tax credit for any PRC withholding tax imposed on those distributions unless the credit can be applied (subject to applicable limitations) against United States federal income tax due on other foreign source income in the appropriate category for foreign tax credit purposes. However, we do not expect to determine earnings and profits in accordance with United States federal income tax principles. Therefore, you should expect that a distribution will generally be reported as a dividend (as discussed above).

Distributions of ADSs that are received as part of a pro rata distribution to all of our shareholders generally will not be subject to United States federal income tax. Consequently, these distributions will generally not give rise to foreign source income and you will generally not be eligible for a foreign tax credit for any PRC withholding tax imposed on these distributions unless the credit can be applied (subject to applicable limitations) against United States federal income tax due on other foreign source income in the appropriate category for foreign tax credit purposes.

Passive Foreign Investment Company

Based on our financial statements and the composition of our income and assets and the valuation of our assets, we do not believe we were a PFIC for 2024 for United States federal income tax purposes, although there can be no assurances in this regard. Additionally, it is possible that we may be a PFIC in 2025 or future taxable years.

In general, we will be a PFIC for any taxable year in which:

•	at least 75% of our gross income is passive income, or

•	at least 50% of the value (determined based on a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income.

For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). In addition, cash and other assets readily convertible into cash are generally treated as an asset that produces passive income. If we own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of the PFIC tests, as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income.

Additionally, we expect the activities of our mining pool business which was disposed on January 31, 2024, to be treated as generating active income, rather than passive income, for relevant taxable years preceding the disposition of such business. The application of the PFIC rules to digital assets and cloud computing (and transactions related thereto) is subject to significant uncertainty. Among other things, the IRS has issued very limited guidance on the treatment of income from activities such as those conducted by our former mining pool business. Accordingly, the IRS or a court may disagree with our determinations, including with respect to treatment of the former mining pool business (and assets and transactions related thereto).

The determination of whether we are a PFIC is made annually. Accordingly, it is possible that our PFIC status may change due to changes in our asset or income composition. The calculation of the value of our assets will also be based, in part, on the quarterly market value of our ADSs, which is subject to change and a portion of which could be attributable to the value of the digital assets and cryptocurrencies we hold for our own account. Therefore, a decrease in the price of our ADSs, or an increase in the proportion of the market value of our ADSs attributable to the value of the digital assets and cryptocurrencies we hold for our own account, may result in our becoming a PFIC. If we are a PFIC for any taxable year during which you hold our ADSs, you will be subject to special tax rules discussed below. If we are a PFIC for any taxable year during which you hold our ADSs and you do not make a timely mark-to-market election (as described below), you will be subject to special tax rules with respect to any “excess distribution” received and any gain realized from a sale or other disposition, including a pledge, of ADSs. Distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for the ADSs will be treated as excess distributions. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the ADSs,

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•	the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year for individuals or corporations, as applicable, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

In addition, non-corporate United States Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. You will generally be required to file IRS Form 8621 if you hold our ADSs in any year in which we are classified as a PFIC.

If we are a PFIC for any taxable year during which you hold our ADSs and any of our non-United States subsidiaries is also a PFIC, a United States Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

In lieu of being subject to the rules discussed above regarding excess distributions and realized gains, you may make an election to include gain on the stock of a PFIC as ordinary income under a mark-to-market method, provided that such stock is regularly traded on a qualified exchange. Since our ADSs are listed on the NYSE, which constitutes a qualified exchange, under current law, the mark-to-market election will be available to holders of ADSs if the ADSs are “regularly traded” for purposes of the mark-to-market election (for which no assurance can be given).

If you make an effective mark-to-market election, you will include in each taxable year that we are a PFIC as ordinary income the excess of the fair market value of your ADSs at the end of the year over your adjusted tax basis in the ADSs. You will be entitled to deduct as an ordinary loss in each such year the excess of your adjusted tax basis in the ADSs over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If you make an effective mark-to-market election, any gain you recognize upon the sale or other disposition of your ADSs in a year that we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

Your adjusted tax basis in the ADSs will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances.

A U.S. investor in a PFIC generally can mitigate the consequences of the rules described above by electing to treat the PFIC as a “qualified electing fund” under Section 1295 of the Code. However, this option is not available to you because we do not intend to comply with the requirements necessary to permit you to make this election. You are urged to consult your tax advisors concerning the uncertain application of the PFIC rules to us and the United States federal income tax consequences of holding ADSs if we are considered a PFIC in any taxable year.

Taxation of Capital Gains

For United States federal income tax purposes, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of the ADSs in an amount equal to the difference between the amount realized for the ADSs and your tax basis in the ADSs. Subject to the discussion under “—Passive Foreign Investment Company” above, such gain or loss will generally be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Any gain or loss recognized by you will generally be treated as United States source gain or loss However, if we were treated as a PRC resident enterprise for EIT Law purposes by PRC tax authorities and PRC tax were imposed on any gain and were eligible for benefits of the Treaty, and if you were eligible for the benefits of the Treaty, you may elect to treat such gain as PRC source gain under the Treaty. If you are not eligible for the benefits of the Treaty or you fail to make the election to treat any gain as PRC source, then you generally would not be able to use a foreign tax credit for any PRC tax imposed on the disposition of our ADSs unless the credit can be applied (subject to applicable limitations) against United States federal income tax due on other foreign source income in the appropriate category for foreign tax credit purposes. However, pursuant to the Foreign Tax Credit Regulations, unless you are eligible for and elect to claim the benefits of the Treaty, any such PRC tax would generally not be a foreign income tax eligible for a foreign tax credit (regardless of any other income that you may have that is derived from foreign sources). In such case, the non-creditable PRC tax may reduce the amount realized on the disposition of our ADSs. As discussed above, however, recent notices from the IRS provide temporary relief by allowing taxpayers that comply with applicable requirements to apply many aspects of the foreign tax credit regulations as they previously existed (before the release of the current Foreign Tax Credit Regulations) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). If any PRC tax is imposed upon the disposition of ADSs and you apply such temporary relief, such PRC tax may be eligible for a foreign tax credit or deduction, subject to the applicable conditions and limitations.

You will be eligible for the benefits of the Treaty if, for purposes of the Treaty, you are a resident of the United States, and you meet other requirements specified in the Treaty. Because the determination of whether you qualify for the benefits of the Treaty is fact intensive and depends upon your particular circumstances, you are specifically urged to consult your tax advisors regarding your eligibility for the benefits of the Treaty. You are also urged to consult your tax advisors regarding the tax consequences in case any PRC tax is imposed on gain on a disposition of our ADSs, including the availability of the foreign tax credit or a deduction and the election to treat any gain as PRC source, under your particular circumstances.

Information Reporting and Backup Withholding

In general, information reporting will apply to dividends in respect of our ADSs and the proceeds from the sale, exchange or other disposition of our ADSs that are paid to you within the United States (and in certain cases, outside the United States), unless you establish that you are an exempt recipient. A backup withholding tax generally would apply to such payments if you fail to provide a taxpayer identification number and a certification of exempt status or if you fail to report in full dividend and interest income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS in a timely manner.

Certain United States Holders are required to report information relating to ADSs, subject to certain exceptions (including an exception for ADSs held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold the ADSs. You are urged to consult your own tax advisors regarding information reporting requirements relating to your ownership of the ADSs.

LEGAL MATTERS

We are being represented by Simpson, Thacher & Bartlett with respect to certain legal matters of United States federal securities and New York state law. The validity of the Class A ordinary shares represented by the ADSs and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by JunZeJun Law Offices. Simpson, Thacher & Bartlett may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and JunZeJun Law Offices with respect to matters governed by PRC law. The Manager is being represented by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements of BIT Mining Limited incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The current business address of MaloneBailey, LLP is 10370 Richmond Avenue, Suite 600, Houston, Texas 77042.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F and current reports on Form 6-K, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our Class A ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at ir.btc.com, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus forms a part of a registration statement we have filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement of which this prospectus supplement and the accompanying prospectus forms a part for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement and the accompany prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 29, 2025;

•	the description of the securities contained in our registration statement on Form 8-A filed with the SEC on November 18, 2013 (File No. 001-36206) pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

•	with respect to each offering of the securities under this registration statement of which this prospectus supplement forms a part, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date of this prospectus supplement, and until the termination or completion of the offering by means of this prospectus supplement.

Our 2024 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditor. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement and the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement and the accompanying prospectus will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement and the accompanying prospectus on the written or oral request of that person made to:

428 South Seiberling Street

Akron, Ohio 44306

United States of America

+1 (346) 204-8537

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We will not make any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

BIT Mining Limited

US$222,295,700

Class A Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Units

We may from time to time in one or more offerings offer and sell Class A ordinary shares, including Class A ordinary shares represented by American Depositary Shares, or ADSs, preferred shares, debt securities, warrants, either individually or as units composed of one or more of the other securities, of an aggregate offering price of up to US$222,295,700.

BIT Mining Limited, our ultimate Cayman Islands holding company, does not have substantive operations other than (1) holding certain of our digital assets in connection with our cryptocurrency mining business and (2) indirectly holding the equity interest in our subsidiaries in Hong Kong, British Virgin Islands, Canada, Malta, Cyprus, Curacao, the United States, Ethiopia and mainland China. As of the date of this prospectus, (i) we do not have revenue-generating operations in China, and our remaining operations in China primarily involve the provision of administrative support to our cryptocurrency mining business as well as the provision of internal information technology services to our operating entities outside China; and (ii) we do not maintain any variable interest entity (“VIE”) structure in China. We are focusing on growing our cryptocurrency mining operations in the United States. As used in this prospectus, “we,” “us,” “our company,” “the Company” or “our” refers to BIT Mining Limited, a Cayman Islands exempted company and its subsidiaries. Investors in our ADSs are purchasing equity interest in a Cayman Islands holding company.

The ADSs are listed on The New York Stock Exchange under the symbol “BTCM.” The last reported sale price of the ADSs on May 15, 2025 was US$1.84 per ADS.

The aggregate market value of our outstanding ordinary shares held by non-affiliates is approximately US$28.4 million, based on 1,595,464,989 shares issued and outstanding, of which 1,425,105,389 Class A ordinary shares are held by non-affiliates, and the price of US$1.99 per ADS based on the closing sale price of our ADSs on May 13, 2025, which is the highest closing sale price of our ADSs on NYSE within the prior 60 days of this prospectus. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities registered on the registration statement to which this prospectus forms a part with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below US$75 million. During the twelve-calendar month period that ends on and includes the date hereof, we have sold approximately US$2.4 million securities pursuant to General Instruction I.B.5 of Form F-3.

We face various legal and operational risks and regulatory uncertainties associated with having certain non revenue-generating subsidiaries, certain administrative personnel, and certain members of the board of directors located in mainland China. The PRC government has significant authority to exert influence on the ability of a company located in China to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we face risks and uncertainties associated with regulatory approvals of offshore offerings and oversight on cybersecurity and data privacy, as well as the Public Company Accounting Oversight Board (the “PCAOB”) audit inspection requirements. Such risks and uncertainties could result in a material change in our operations and/or the value of the ADSs or could significantly limit or completely hinder our ability to offer ADSs and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government also has significant discretion over our operations in China, and may intervene with or influence our China-based operations as it deems appropriate to further regulatory, political and societal goals. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and foreign investments in China-based companies. Any adverse action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. For a detailed description of risks related to doing business in China, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our annual report on Form 20-F for the fiscal year ended December 31, 2024 (our “2024 Form 20-F”), which is incorporated by reference in this prospectus.

We are subject to a number of prohibitions, restrictions and potential delisting risk under the Holding Foreign Companies Accountable Act (the “HFCA Act”). Our auditor, MaloneBailey, LLP, is an independent registered accounting firm based in the United States with offices in Beijing and Shenzhen, China. Pursuant to the HFCA Act and related regulations, if we have filed an audit report issued by a registered public accounting firm that the PCAOB has determined that it is unable to inspect and investigate completely, the Securities and Exchange Commission (the “SEC”) will identify us as a “Commission-identified Issuer,” and the trading of our ADSs on any U.S. national securities exchange, as well as any over-the-counter trading in the United States, will be prohibited if we are identified as a Commission-identified Issuer for two consecutive years. As of the date of this prospectus, we have not been identified by the SEC as a Commission-identified Issuer. However, we could still face the risk of delisting and cease of trading of our securities from a stock exchange or an over-the-counter market in the United States under the HFCA Act and the securities regulations promulgated thereunder if the PCAOB determines in the future that it is unable to completely inspect or investigate our auditor which has a presence in China. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We could still face the risk of delisting and cease of trading of our securities from a stock exchange or an over-the-counter market in the United States under the HFCA Act if the PCAOB determines in the future that it is unable to completely inspect or investigate our auditor which has a presence in China, and it may materially and adversely affect the value of your investment” in our 2024 Form 20-F.

We have not obtained and do not intend to obtain the approval or clearance from either the China Securities Regulatory Commission (the “CSRC”) or the Cyberspace Administration of China (the “CAC”) in connection with any offering we may make under this prospectus and any applicable prospectus supplement, since we do not believe, based upon advice of our PRC counsel, JunZeJun Law Offices, that such approval or clearance is required under these circumstances or for the time being. We cannot assure you, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval or clearance procedures and subject us to penalties for non-compliance. See “Risk Factors—Risks Related to the Offering of Securities—Although we do not believe we are required to obtain the approval of or clearance by the CSRC and the CAC in connection with any offering we may make under this prospectus and any applicable prospectus supplement, we cannot guarantee that regulators in China will not take a contrary view or will not subsequently require us to undergo such approval or clearance procedures and subject us to penalties for non-compliance.”

We currently intend to reinvest all available funds and any future earnings to fund our business growth and expansion outside of China and, therefore, we currently have no plan to pay any cash dividends on our ordinary shares, including those represented by the ADSs, in the foreseeable future. As of the date of this prospectus, our Cayman Islands holding company has not declared or paid dividends, nor did any subsidiary declare or make any dividends or distributions to the Cayman Islands holding company. Our ability to pay dividends depends upon dividends paid by our subsidiaries. If our existing subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. A substantial majority of our funds and assets are currently held by subsidiaries located outside of mainland China. If needed, cash can be transferred between our holding company and subsidiaries through intercompany fund advances and capital contributions, as applicable. We are not aware of any regulatory restriction of transferring funds between our Cayman Islands holding company and subsidiaries in Hong Kong, British Virgin Islands, Canada, Malta, Cyprus, Curacao, the United States and Ethiopia. Our subsidiaries in mainland China are subject to paid-up capital requirements, and we must consider their financial conditions in any distribution of the earnings to their respective holding companies. The PRC government also imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. We do not expect that such restrictions would affect our ability to transfer cash between entities within our group or pay dividends to our investors in the United States, as we generate substantially all of our revenue from operations located outside of mainland China and Hong Kong. Therefore, we do not believe there are significant restrictions on foreign exchange or our ability to transfer cash between entities within our group, across borders, or to U.S. investors. See “Our Company—Restrictions on our ability to transfer cash between subsidiaries, across borders and to U.S. Investors.”

Our outstanding shares consist of Class A ordinary shares, Class A preference shares, and Class B ordinary shares. Each Class A ordinary share is entitled to one vote, each Class A preference share is entitled to 10,000 votes, and each Class B ordinary share is entitled to 10 votes. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by a holder to any person or entity which is not an affiliate of such holder, each of such Class B ordinary shares shall be automatically and immediately converted into one Class A ordinary share. All 65,000 Class A preference shares are held by Good Luck Information Technology Co., Limited, or Good Luck Information, an entity controlled by Mr. Man San Vincent Law, our founder and executive director. The Class A preference shares are not entitled to receive dividends and cannot be converted into Class A ordinary shares, Class B ordinary shares, or ADSs. Upon any transfer of Class A preference shares by Good Luck Information to any person or entity which is not its affiliate, or when Good Luck ceases to be controlled by any person holding executive office in or being a member of our board of director, the Class A preference shares shall cease to have any voting right. If Mr. Man San Vincent Law ceases to serve as our director, we shall be entitled to redeem all of the Class A preference shares at US$1.0 per share. See “Description of Share Capital.”

Each time we sell these securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of these securities.

We may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Investing in these securities involves risks. See “Risk Factors” contained in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in these securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 30, 2025

ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

•	“ADSs” refers to American depositary shares, each of which represents 100 Class A ordinary shares;

•	“BIT Mining,” “we,” “us,” “our company” or “our” refers to BIT Mining Limited, formerly known as 500.com Limited, its predecessor, its subsidiaries and its consolidated affiliated entities;

•	“PRC” or “China” refers to the People’s Republic of China;

•	“Renminbi” or “RMB” refers to the legal currency of PRC;

•	“U.S. GAAP” refers to generally accepted accounting principles in the United States; and

•	“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States.

This prospectus is part of a registration statement on Form F-3 that we have filed with the U.S. Securities and Exchange Commission, or the SEC, using a shelf registration process permitted under the U.S. Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell any of the securities to the extent permitted in this prospectus and the applicable prospectus supplement, from time to time in one or more offerings on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 29, 2025;

•	the description of the securities contained in our registration statement on Form 8-A filed with the SEC on November 18, 2013 (File No. 001-36206) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with all amendments and reports filed for the purpose of updating that description; and

•	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC, including prior to the effectiveness of the registration statement, and until the termination or completion of the offering by means of this prospectus.

Our annual report for the fiscal year ended December 31, 2024 filed with the SEC on April 29, 2025 contains a description of our business and audited consolidated financial statements with a report by our independent auditor. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

428 South Seiberling Street

Akron, Ohio 44306

United States of America

+1 (346) 204-8537

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We will not make any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the information incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly the sections entitled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” among others, discuss factors which could adversely impact our business and financial performance.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

•	our business and operating strategies and plans for the development of existing and new businesses, ability to implement such strategies and plans and expected time;

•	developments in, or changes to, laws, regulations, governmental policies, incentives, taxation and regulatory and policy environment affecting our operations and the cryptocurrency and blockchain industry;

•	our future business development, financial condition and results of operations;

•	expected changes in our revenues, costs or expenditures;

•	the trends in, expected growth in and market size of the cryptocurrency and blockchain industry in international markets;

•	our ability to continue to develop new technologies and/or upgrade our existing technologies;

•	competitive environment, competitive landscape and potential competitor behavior in our industry, as well as the overall outlook in our industry;

•	our ability to attract, train and retain executives and other employees;

•	the development of the global financial and capital markets; and

•	general business, political, social and economic conditions in China and the international markets we have operations.

The forward-looking statements included in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus, prospectus supplement and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus and any prospectus supplement, and the information incorporated by reference herein may also contain estimates, projections and statistical data that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable. However, the statistical data and estimates in these publications and reports are based on a number of assumptions and if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. In addition, due to the rapidly evolving nature of the global cryptocurrency and blockchain industry, projections or estimates about our business and financial prospects involve significant risks and uncertainties. You should not place undue reliance on these forward-looking statements.

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OUR COMPANY

We intend to become a leading cryptocurrency mining enterprise.  We began our transformation from a China-based lottery company into an international cryptocurrency mining company since December 2020 through the acquisition of (1) certain cryptocurrency mining machines, (2) a 7-nanometer mining machine manufacturer Bee Computing to unfurl a comprehensive approach to cryptocurrency mining, and (3) a cryptocurrency mining data center in Ohio with power capacity of 82.5 megawatts, and completion of the first closing of acquisition of cryptocurrency mining data centers and Bitcoin mining machines in Ethiopia. As used in this prospectus, “we,” “us,” “our company,” “the Company” or “our” refers to BIT Mining Limited, a Cayman Islands exempted company and its subsidiaries. Investors in the ADSs are purchasing equity interest in a Cayman Islands holding company.

Our Business

We are primarily engaged in cryptocurrency mining for our own account, data center operation to host cryptocurrency mining activities and miner manufacturing. We are pursuing a development strategy to focus on cryptocurrency mining operations globally.

Cryptocurrency Mining Business

We currently operate cryptocurrency mining machines for the sole purpose of mining cryptocurrencies (mainly Bitcoin, Ethereum Classic, Litecoin and Dogecoin), which we may sell for fiat currency for our own account from time to time depending on market condition and management's determination of our cash flow needs. As of the date of this prospectus, our Bitcoin mining machines are mainly located in the United States and Ethiopia, and more mining machines are gradually arriving at the data center in Ethiopia. We have primarily deployed our Bitcoin mining machines in data centers in the U.S. For the year ended December 31, 2024, we produced 17.6 Bitcoins from our Bitcoin cryptocurrency mining operations, and recognized revenue of approximately US$1.1 million. As of April 30, 2025, the total hash rate capacity of our online Bitcoin mining machines was approximately 393.2 PH/s. For the year ended December 31, 2024, we also produced 29,575 ETC from our cryptocurrency mining operations, and recognized revenue of approximately US$0.8 million.

We have deployed all of the Dogecoin/Litecoin mining machines at our data center in the U.S. for use in our self-mining business. For the year ended December 31, 2024, we produced 88.2 million DOGE and 25,084 LTC from our DOGE/LTC cryptocurrency mining operations and recognized revenue of approximately US$14.9 million. As of the date of this prospectus, the total hash rate capacity of our DOGE/LTC mining machines is approximately 11,847.2 PH/s. For the year ended December 31, 2024, Cryptocurrency mining revenue from other cryptocurrencies, such as BEL, JKC, PEP and LKY, totaled approximately US$0.3 million.

Data Center Services

We operate data centers which provide rack space, utility, and cloud services such as virtual services, virtual storage and data backup services to third-party cryptocurrency mining companies. Our data centers also host a number of our own cryptocurrency mining machines. We typically charge our customers a monthly service fee, which factors into, among others, the number of machines hosted in our facilities, utility costs and other associated expenses in connection with the operations of our data centers. The service fees for our data center services are settled in fiat currency.

Our Digital Assets

We hold our own digital assets mined through our cryptocurrency mining operation, which primarily consist of Bitcoin, Dogecoin, Ethereum, USDT, and Litecoin. As of December 31, 2024, we had cryptocurrency assets of US$9.6 million in aggregate, which comprised of 19.06 BTC, 1,246 ETH, 7.6 million DOGE, 0.9 million USDT, 1,770 Litecoin and various other cryptocurrency assets, which were generated from our cryptocurrency mining business and were the only digital assets individually accounting for more than 0.1% of our total assets as of December 31, 2024. These five specific digital assets, on a cost basis, in the aggregate accounted for 10.86% of our total assets as of December 31, 2024. The other digital assets that we held collectively, on a cost basis, represented less than 0.1% as of December 31, 2024.

Our digital assets are held through BIT Mining Limited, our ultimate Cayman Islands holding company, as well as our consolidated subsidiaries in British Virgin Islands and United States. As of April 30, 2025, we held 7.5 Bitcoins, 1.73 million Dogecoins, 1,158 Ethereum, 332 Litecoins and 0.10 million USDT. Our digital assets had an aggregate fair value of approximately US$3.22 million, calculated based on the quoted price of the respective cryptocurrencies measured at fair value at UTC 0:00 as of April 30, 2025.

Holding Company Structure

BIT Mining Limited, our ultimate Cayman Islands holding company, does not have substantive operations other than (1) holding certain of our digital assets in connection with our cryptocurrency mining business and (2) indirectly holding the equity interest in our subsidiaries in Hong Kong, British Virgin Islands, Canada, Malta, Cyprus, Curacao, the United States, Ethiopia and mainland China. As of the date of this prospectus, we do not have revenue-generating operations in China, and our remaining operations in China primarily involve the provision of administrative support to our cryptocurrency mining business as well as the provision of internal information technology services to our operating entities outside China. We do not maintain any VIE structure in China.

Our ability to pay dividends depends upon dividends paid by our subsidiaries. If our existing subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. As of the date of this prospectus, a substantial majority of our funds and assets are held by subsidiaries located outside of mainland China. The following chart sets forth our corporate structure as of the date of this prospectus.

4

BIT Mining Limited (Cayman)
100%
Alliance International Technologies Limited (BVI)
100%
Bee Computing (HK) Limited (Hong Kong)
100%
Yibao Energy (Guangzhou) New Energy Technology Limited (PRC)
100%
Fine Brand Limited (BVI)
100%
Star Light Inc. (Cayman)
100%
Summit Bend US Corporation (USA)
100%
Star Light Ohio I Corporation (USA)
100%
Star Light Ohio II Corporation (USA)
100%
Asgard Data Centers LLC (USA)
100%
Echo AI Games LLC (USA)
100%
1324492 B.C. Ltd. (Canada)
100%
500wan HK Limited (Hong Kong)
100%
E-Sun Sky Computer (Shenzhen) Co., Ltd. (PRC)
100%
BT Minig Limited (Cayman)
100%
Guanghan Data Center Co., Ltd. (BVI)
51%
Alpha Data Center PLC (Ethiopia)
100%
The Multi Group Ltd (Malta)
100%
Multi Warehouse Ltd. (Malta)
100%
Multi Brand Gaming Ltd. (Malta)
100%
Multilotto UK Ltd. (Malta)
100%
Lotto Warehouse Ltd. (Malta)
100%
Wasp Media Ltd. (Malta)
100%
Round Spot Services Ltd. (Cyprus)
100%
Multi Pay N.V. (Curacao)
100%
Oddson Europe Ltd. (Malta)
Equity Interest

Cash and Assets Transfers between the Holding Company and Its Subsidiaries

Cash and assets can be transferred between BIT Mining Limited, our holding company incorporated in the Cayman Islands, and our subsidiaries in other countries through intercompany fund advances and capital contributions. As of the date of this prospectus, a substantial majority of our assets and cash are located outside of China. We are not aware of any regulatory restrictions of transferring funds between BIT Mining Limited and its subsidiaries in Hong Kong, British Virgin Islands, Canada, Malta, Cyprus, Curacao, the United States and Ethiopia. We are subject to applicable PRC regulation of loans to or investment in subsidiaries in China.

As of the date of this prospectus, BIT Mining Limited has not distributed any earnings to its subsidiaries. BIT Mining Limited currently does not have any plan to distribute earnings to its subsidiaries in the foreseeable future. No transfers, dividends, or distributions have been made to date to U.S. investors.

In 2022, 2023 and 2024, BIT Mining Limited transferred cash to its subsidiaries of US$37.0 million, US$2.5 million and US$4.2 million, respectively, through intercompany fund advances and capital contributions.

In 2022, 2023 and 2024, BIT Mining Limited transferred assets with aggregate values of US$9.2 million, US$6.3 million and US$0.3 million, respectively, to its subsidiaries. Such assets were primarily cryptocurrency assets, through intercompany fund advances. The tax consequences of these asset transfers from BIT Mining Limited to its subsidiaries did not have a material impact on the Company’s consolidated results of operations for the years ended December 31, 2022, 2023 and 2024.

In 2022, 2023 and 2024, the Company’s subsidiaries transferred assets with aggregate values of US$9.0 million, US$9.3 million and US$14.6 million, respectively, to BIT Mining Limited. Such assets were primarily cryptocurrency assets, through intercompany fund advances. The tax consequences of these asset transfers from the Company’s subsidiaries to BIT Mining Limited did not have a material impact on the Company’s consolidated results of operations for the years ended December 31, 2022, 2023 and 2024.

The aforementioned cash and asset transfers between BIT Mining Limited and its subsidiaries were for business operation purposes.

Dividend Distribution to U.S. Investors and Tax Consequences

As of the date of this prospectus, our subsidiaries have not made any dividends or distributions to our Cayman holding company, nor has our Cayman holding company made any dividends or distributions to its shareholders.

We expect that revenue generated from our international operations will support our operations and our ability to make dividend distribution to our investors. We are not aware of any material regulatory restrictions limiting our non-PRC subsidiaries to make dividends to us.

Subject to the passive foreign investment company rules, the gross amount of any distribution that we make to investor with respect to the ADSs or ordinary shares (including any amounts withheld to reflect PRC withholding taxes) will be taxable as a dividend, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. See “Taxation — People’s Republic of China Taxation” and “Taxation —United States Federal Income Taxation —Dividends.”

5

Permissions Required from the PRC Authorities for Our Operations and Offering Securities to Foreign Investors

As of the date of this prospectus, our subsidiaries in mainland China primarily provide administrative support to our cryptocurrency mining business and internal information technology services to our operating entities outside mainland China. Our remaining operations in mainland China are governed by PRC laws and regulations. As of the date of this prospectus, our subsidiaries in mainland China and Hong Kong have obtained the requisite licenses and permits from the PRC government authorities that are material for their operations, which are their respective business permits required to conduct business within their operation scope. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by government authorities, we cannot assure you that we have obtained all the permits or licenses that may be required for conducting our remaining business in mainland China or Hong Kong. If our subsidiaries in mainland China and Hong Kong are unable to obtain or maintain business permits necessary for their operations, we may have to adjust or suspend our remaining operations in mainland China, which may adversely affect our operations outside of China. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Any failure to obtain or renew any required approvals, licenses, permits or certifications could materially and adversely affect our business and results of operations” in our 2024 Form 20-F.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. On December 28, 2021, the CAC, and other twelve PRC regulatory authorities jointly revised and promulgated the Cybersecurity Review Measures, which came into effect on February 15, 2022 and replace the prior Measures for Cybersecurity Review promulgated on April 13, 2020. The Cybersecurity Review Measures provides that, among others, (1) the purchase of cyber products and services by critical information infrastructure operators and the network platform operators engaging in data processing activities that affects or may affect national security should be subject to the cybersecurity review by the Cybersecurity Review Office, the department which is responsible for the implementation of cybersecurity review under the CAC; (2) network platform operators with personal information data of more than one million users are obliged to apply for a cybersecurity review by the Cybersecurity Review Office before listing overseas; and (3) relevant governmental authorities in the PRC may initiate cybersecurity review if they determine the relevant network products or services or data processing activities affect or may affect national security. As advised by our PRC counsel, JunZeJun Law Offices, we are not subject to mandatory cybersecurity review, because (1) we are not a network platform operator engaging in data processing activities that affect or may affect national security; (2) we are not a critical information infrastructure operator purchasing cyber products or services that affect or may affect national security; and (3) we are not a network platform operator with personal information data of more than one million users.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and the related guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures established a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, an overseas offering and listing by a PRC company, whether directly or indirectly, an initial or follow-on offering, must be filed with the CSRC. The examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be deemed as a PRC company’s indirect overseas offering and listing if the issuer meets the following conditions: (1) any of the operating income, gross profit, total assets, or net assets of the PRC enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (2) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, and the principal place of business is in the PRC or carried out in the PRC. The issuer or its affiliated PRC entity, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering and other equivalent offering activities. Particularly, the issuer shall submit the filing with respect to its initial public offering and listing within three business days after its initial filing of the listing application, and submit the filing with respect to its follow-on offering within three business days after the completion of the follow-on offering. Failure to comply with the filing requirements may result in fines to the relevant PRC companies, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. The Overseas Listing Trial Measures also set forth certain regulatory red lines for overseas offerings and listings by PRC enterprises. Because (1) we derive substantially all of our revenues, net income, total assets and net assets from operations outside of mainland China, (2) our principal business activities are conducted outside of mainland China, and (3) the majority of our senior management are located outside of mainland China, we have been advised by our PRC counsel, JunZeJun Law Offices, that an offering by us will not be deemed as a PRC domestic company’s indirect overseas offering and listing under the Overseas Listing Trial Measures, and therefore, we are not required to undergo the CSRC filing procedures in connection with such offering.

We have not obtained the approval or clearance from either the CSRC or the CAC for any offering we may make under this prospectus and any applicable prospectus supplement, and as advised by our PRC counsel, JunZeJun Law Offices, we do not believe that such approval or clearance is necessary under these circumstances or for the time being. However, as official guidance and interpretation of the opinions remain unclear in several respects at this time, we cannot assure you that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval or clearance procedures and subject us to penalties for non-compliance. See “Risk Factors—Risks Related to Doing Business in China—Although we do not believe we are required to obtain the approval of or clearance by the CSRC and the CAC in connection with any offering we may make under this prospectus and any applicable prospectus supplement, we cannot guarantee that regulators in China will not take a contrary view or will not subsequently require us to undergo such approval or clearance procedures and subject us to penalties for non-compliance.”

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Our Risks and Challenges

Investing in our securities entails a significant level of risk. Before investing in our securities, you should carefully consider all of the risks and uncertainties mentioned in the section titled “Risk Factors,” in addition to all of the other information in this prospectus and documents that are incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act, and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition. You should read the section entitled “Item 3. Key Information—D. Risk Factors” in our 2024 Form 20-F, and similar sections in subsequent filings, which are incorporated by reference in this prospectus, for information on risks relating to our business and industry. Risks related to the offering of securities include, but are not limited to:

•	Although we do not believe we are required to obtain the approval of or clearance by the CSRC and the CAC in connection with any offering we may make under this prospectus and any applicable prospectus supplement, we cannot guarantee that regulators in China will not take a contrary view or will not subsequently require us to undergo such approval or clearance procedures and subject us to penalties for non-compliance.

For a detailed discussion of the foregoing risks, see “Risk Factors— Risks Related to the Offering of Securities” beginning on page 7 of this prospectus.

We face various legal and regulatory risks and uncertainties associated with having certain non-revenue-generating subsidiaries, certain administrative personnel, and certain members of the board of directors located in China. The PRC government has significant authority to exert influence on the ability of a company located in China to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we face risks and uncertainty associated with regulatory approvals of offshore offerings and oversight on cybersecurity and data privacy. See “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China—Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirements, expose us to government interference, or otherwise restrict or completely hinder our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect our business, and cause the value of our securities to significantly decline or become worthless” in our 2024 Form 20-F and “Risk Factors—Risks Related to the Offering of Securities—Although we do not believe we are required to obtain the approval of or clearance by the CSRC and the CAC in connection with any offering we may make under this prospectus and any applicable prospectus supplement, we cannot guarantee that regulators in China will not take a contrary view or will not subsequently require us to undergo such approval or clearance procedures and subject us to penalties for non-compliance” in this prospectus.

We are also subject to the risks related to the PCAOB audit inspection requirements. Our U.S.-based auditor, MaloneBailey, LLP, is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination on December 16, 2021 of having been unable to inspect or investigate completely. However, we could still face the risk of delisting and cease of trading of our securities from a stock exchange or an over-the-counter market in the United States under the Holding Foreign Companies Accountable Act and the securities regulations promulgated thereunder if the PCAOB determines in the future that it is unable to completely inspect or investigate our auditor which has a presence in China. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Our ADSs could still be delisted from a U.S. exchange and prohibited from being traded over-the-counter in the United States under the HFCA Act if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditor which has a presence in China, and the delisting and cease of trading our ADSs, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment” in our 2024 Form 20-F.

The PRC government also has significant discretion over our remaining operations in mainland China, and may intervene with or influence our China-based operations as it deems appropriate to further regulatory, political and societal goals. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing business in China—The PRC government has significant and arbitrary influence over companies with China-based operations by enforcing existing rules and regulation, adopting new ones, or changing relevant industrial policies in a manner that may materially increase our compliance cost, abruptly change the relevant industry landscape, or cause significant changes to, or otherwise intervene or influence, our remaining operations in mainland China at any time, which could result in material and adverse changes in our operations and cause the value of our securities to significantly decline or become worthless” in our 2024 Form 20-F.

We do not intend to obtain the approval or clearance from either the CSRC or the CAC in connection with any such offering, since we do not believe, based upon advice of our PRC counsel, JunZeJun Law Offices, that such approval or clearance is required under these circumstances or for the time being. We cannot assure you, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval or clearance procedures and subject us to penalties for non-compliance. See “Risk Factors—Risks Related to the Offering of Securities— Although we do not believe we are required to obtain the approval of or clearance by the CSRC and the CAC in connection with any offering we may make under this prospectus and any applicable prospectus supplement, we cannot guarantee that regulators in China will not take a contrary view or will not subsequently require us to undergo such approval or clearance procedures and subject us to penalties for non-compliance.”

Corporate Information

Our principal executive offices are located at 428 South Seiberling Street, Akron, Ohio 44306, United States of America. Our telephone number at this address is +1 (346) 204-8537. Our registered office in the Cayman Islands is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our website is at https://ir.btcm.group. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

7

RISK FACTORS

Investing in the securities involves risk. You should carefully consider each of the risk factors and uncertainties described under the heading “Item 3. Key Information—D. Risk Factors” in our most recently filed annual report on Form 20-F and the risk factors in this section, as updated by our subsequent filings under the Exchange Act, and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference before investing in any of the securities that may be offered or sold pursuant to this prospectus. These risks and uncertainties could materially affect our business, results of operations or financial condition, cause the value of our securities to decline or diminish or even make our securities worthless, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors. You could lose all or part of your investment.

Risks Related to the Offering of Securities

Although we do not believe we are required to obtain the approval of or clearance by the CSRC and the CAC in connection with any offering we may make under this prospectus and any applicable prospectus supplement, we cannot guarantee that regulators in China will not take a contrary view or will not subsequently require us to undergo such approval or clearance procedures and subject us to penalties for non-compliance.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”) requires an overseas special purpose vehicle that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval. Any failure to obtain or delay in obtaining CSRC approval for any offering we may make under this prospectus and any applicable prospectus supplement would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

On July 6, 2021, General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and the related guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures established a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, an overseas offering and listing by a PRC company, whether directly or indirectly, an initial or follow-on offering, must be filed with the CSRC. The examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be deemed as a PRC company’s indirect overseas offering and listing if the issuer meets the following conditions: (1) any of the operating income, gross profit, total assets, or net assets of the PRC enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (2) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, and the principal place of business is in the PRC or carried out in the PRC. The issuer or its affiliated PRC entity, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering and other equivalent offering activities. Particularly, the issuer shall submit the filing with respect to its initial public offering and listing within three business days after its initial filing of the listing application, and submit the filing with respect to its follow-on offering within three business days after the completion of the follow-on offering. Failure to comply with the filing requirements may result in fines to the relevant PRC companies, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. The Overseas Listing Trial Measures also set forth certain regulatory red lines for overseas offerings and listings by PRC enterprises.

While there is uncertainty with respect to the application of the M&A Rules and the Overseas Listing Trial Measures, we do not believe, based on the advice of our PRC counsel, JunZeJun Law Offices, that the CSRC approval under the M&A Rules is required in the context of any offering we may make under this prospectus and any applicable prospectus supplement because (1) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings under the prospectus are subject to the M&A Rules; (2) each of our wholly foreign-owned subsidiaries in mainland China was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest; and (3) we do not maintain a VIE structure or conduct revenue-generating business in China. Furthermore, because (1) we derive substantially all of our revenues, net income, total assets and net assets from operations outside of mainland China, (2) our principal business activities are conducted outside of mainland China, and (3) the majority of our senior management are located outside of mainland China, we have been advised by our PRC counsel, JunZeJun Law Offices, that any offering we may make under this prospectus and any applicable prospectus supplement will not be deemed as a PRC domestic company’s indirect overseas offering and listing under the Overseas Listing Trial Measures, and therefore, we are not required to undergo the CSRC filing procedures in connection with any such offering.

However, uncertainties still exist as to how the M&A Rules and the Overseas Listing Trial Measures will be interpreted and implemented, and the opinion of our PRC counsel is subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules and the Overseas Listing Trial Measures. We cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel. If the CSRC or other PRC regulatory body subsequently determines that we need to obtain the CSRC’s approval for any offering we may make under this prospectus and any applicable prospectus supplement or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules that would require us to obtain CSRC or other governmental approvals for any such offering, we may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies, which may include fines and penalties on our remaining operations in mainland China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from any such offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in mainland China, or other actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of the ADSs. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt any such offering before the settlement and delivery of the ADSs that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ADSs, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies subsequently promulgate new rules or explanations requiring that we obtain their approvals or clearances for any such offering, we may be unable to obtain a waiver of such approval requirements.

8

On December 28, 2021, the CAC, and other twelve PRC regulatory authorities jointly revised and promulgated the Cybersecurity Review Measures, which came into effect on February 15, 2022 and replace the prior Measures for Cybersecurity Review promulgated on April 13, 2020. The Cybersecurity Review Measures provides that, among others, (1) the purchase of cyber products and services by critical information infrastructure operators and the network platform operators engaging in data processing activities that affects or may affect national security should be subject to the cybersecurity review by the Cybersecurity Review Office, the department which is responsible for the implementation of cybersecurity review under the CAC; (2) network platform operators with personal information data of more than one million users are obliged to apply for a cybersecurity review by the Cybersecurity Review Office before listing overseas; and (3) relevant governmental authorities in the PRC may initiate cybersecurity review if they determine the relevant network products or services or data processing activities affect or may affect national security. As advised by our PRC counsel, JunZeJun Law Offices, we are not subject to mandatory cybersecurity review, because (1) we are not a network platform operator engaging in data processing activities that affect or may affect national security; (2) we are not a critical information infrastructure operator purchasing cyber products or services that affect or may affect national security; (3) we are not a network platform operator with personal information data of more than one million users.

However, official guidance and interpretation of these opinions remain unclear in several respects at this time. We cannot assure you that the regulators in China will not take a contrary view or will not subsequently require us to undergo the approval or clearance procedures of CSRC and CAC and subject us to penalties for non-compliance. We do not believe that such approval or clearance is required under these circumstances or for the time being for our Hong Kong subsidiaries. If the PRC government takes the view that these approvals shall be obtained, or clearance procedures shall be completed, by companies in Hong Kong, we face uncertainties as to whether such approval can be timely obtained, or procedure can be timely completed, or at all. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

9

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

10

DESCRIPTION OF THE SECURITIES

We may issue, offer and sell from time to time, in one or more offerings, the following securities:

•	Class A ordinary shares, including Class A ordinary shares represented by ADSs;

•	preferred shares;

•	debt securities;

•	warrants; and.

•	units.

The following is a description of the terms and provisions of our Class A ordinary shares, the ADSs, preferred shares, debt securities, warrants and units, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the preferred shares, debt securities, warrants, and units, in certain cases, the Class A ordinary shares (including Class A ordinary shares represented by ADSs) that may be offered under this prospectus. The terms of the offering of securities, the offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

11

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, and the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$440,000 divided into (1) 8,399,935,000 Class A ordinary shares of par value US$0.00005 each, (2) 65,000 Class A preference shares of par value US$0.00005 each, and (3) 400,000,000 Class B ordinary shares of par value US$0.00005 each. As of the date of this prospectus, we had 1,595,464,989 shares issued and outstanding, including (1) 1,595,399,890 Class A ordinary shares, (2) 65,000 Class A preference shares, and (3) 99 Class B ordinary shares, excluding the treasury shares and the ordinary shares reserved for issuance under our 2021 Share Incentive Plan.

The following are summaries of material provisions of our current memorandum and articles of association in effect as of the date of this prospectus insofar and the Companies Act as they relate to the material terms of our ordinary shares. You should read our current memorandum and articles of association, which was filed as an exhibit to our 2024 Form 20-F. For information on how to obtain copies of our current memorandum and articles of association, see “Where You Can Find More Information About Us.”

Ordinary Shares

General

Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Our current memorandum and articles of association provide that the company shall only issue non-negotiable and not bearer of negotiable shares.

Register of Members

Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

•	the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm (1) the amount paid or agreed to be considered as paid, on the shares of each member, (2) the number and category of shares held by each member, and (3) whether each relevant category of shares held by a member carries voting rights under the articles of association of our company, and if so, whether such voting rights are conditional;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

12

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors.

Voting Rights

Subject to any special rights or restrictions as to voting for the time being attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one vote on a show of hands, and on a poll (1) every shareholder holding Class A ordinary shares present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly appointed representative) shall have one vote for each fully paid Class A ordinary share of which such shareholder is the holder, (2) every shareholder holding Class A preference shares present in person or by proxy (or, in the case of a shareholder being a corporation, by its dully appointed representative) shall have 10,000 votes for each fully paid Class A preference share of which such shareholder is the holder, and (3) every shareholder holding Class B ordinary shares present in person or by proxy (or in the case of a shareholder being a corporation, by its duly appointed representative) shall have 10 votes for each fully paid Class B ordinary share of which such shareholder is the holder. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder present in person or by proxy holding at least one-tenth of the paid-up shares given a right to vote at the meeting or one-tenth of the total voting rights entitled to vote at the meeting, present in person or by proxy.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes cast in a general meeting, while a special resolution requires the affirmative vote of no less than three-fourths of votes cast in a general meeting. A special resolution is required for important matters such as a change of name or making changes to our memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions contained in our memorandum and articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which our company has a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of ordinary shares;

•	the instrument of transfer is properly stamped, if required;

•	the ordinary shares transferred are fully paid and free of any lien in favor of us;

•	any fee related to the transfer has been paid to us;

•	the transfer is not to more than four joint holders; and

•	a fee of such maximum sum as the New York Stock Exchange, or the NYSE, may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to our company in respect thereof.

If our directors refuse to register a transfer they are required, within two months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

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General Meetings and Shareholder Proposals

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. We, however, hold an annual shareholders’ meeting during each fiscal year, as required by the rules of the NYSE.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow our shareholders holding not less than one-third of our voting share capital to requisition an extraordinary general meeting of the shareholders, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

A quorum required for a meeting of shareholders consists of at least one shareholder present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, who collectively hold no less than one-third of our voting share capital. Advance notice of at least 14 days is required for the convening of our annual general meeting and other shareholders’ meetings.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares will be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders, on such terms and in such manner, including out of capital, as may be determined by the board of directors or by a special resolution of our shareholders.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of shares may, be materially adversely varied or abrogated with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class or with the consent in writing of the holders of not less than three-fourths of the issued shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of three-fourths of the vote of all of the shares in that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied or abrogated by the creation or issue of further shares ranking pari passu with such existing class of shares.

General Meetings of Shareholders

Shareholders’ meetings may be convened by a majority of our board of directors or our chairman. Additionally, on the requisition of shareholders holding not less than one-third of our voting share capital, the board shall convene an extraordinary general meeting. Advance notice of at least 14 days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third in nominal value of the total issued voting shares in our company.

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Election and Removal of Directors

Unless otherwise determined by our company in the general meeting, our memorandum and articles of association provide that our board consists of not less than two directors. There are no provisions relating to retirement of directors upon reaching any age limit.

The directors have the power to appoint any person as a director either to fill a casual vacancy on the board or as an addition to the existing board, subject to our company’s compliance with director nomination procedures required under the NYSE Rules, as long as our shares or the ADSs, are listed on the NYSE, and provided that any candidate for the appointment must be nominated by the nominating and corporate governance committee of our board of directors.

Our memorandum and articles of association provide that persons standing for election as directors at a duly constituted general meeting with requisite quorum are appointed by shareholders by a simple majority of the votes cast on the resolution.

A director may be removed with or without cause by a shareholder resolution which has been passed by at least a simple majority of the votes cast by the shareholders having a right to attend and vote at such meeting.

Proceedings of Board of Directors

Our memorandum and articles of association provide that our business is to be managed and conducted by our board of directors. The quorum necessary for the board meeting may be fixed by the board and, unless so fixed at another number, will be a majority of the directors.

Our memorandum and articles of association provide that the board may from time to time at its discretion exercise all powers of our company to raise or borrow money, to mortgage or charge all or any part of the undertaking, property and uncalled capital of our company and, subject to the Companies Act, issue debentures, debenture stock and other securities of our company whenever money is borrowed or as security for any debt, liability or obligation of our company or of any third party.

Inspection of Books and Records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than the memorandum and articles of association, the register of mortgages and charges, and copies of any special resolutions passed by our shareholders). However, we in our memorandum and articles of association provide our directors the power to allow our shareholders to inspect our list of shareholders and to receive annual audited financial statements.

Changes in Capital

We may from time to time by ordinary resolution:

•	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•	sub-divide our existing shares, or any of them into shares of a smaller amount than that fixed by our Memorandum of Association, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Companies Act, we may by special resolution reduce our share capital or any capital redemption reserve in any manner permitted by law.

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Issuance of Additional Ordinary Shares and Preferred Shares

Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our memorandum and articles of association authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. In addition, the issuance of preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Conversion Rights Attaching to the Shares

Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible under any circumstances. Class A preference shares are not convertible into Class A ordinary shares or Class B ordinary shares.

Difference Between Class A, Class B Ordinary Shares, and Class A Preference Shares

The difference among the Class A ordinary shares, Class B ordinary shares, and Class A preference shares are the special voting and conversion rights attached to the Class B ordinary shares and Class A preference shares as disclosed above.

Exempted Company

We are an exempted company with limited liability under the Companies Act of the Cayman Islands. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount, if any, unpaid by the shareholder on the shares of our company, provided that the memorandum and articles of association contains a declaration that the liability of the member is so limited. We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as otherwise disclosed in this prospectus, we currently intend to continue to comply with the NYSE rules in lieu of following home country practice. The NYSE rules require that every company listed on NYSE hold an annual general meeting of shareholders. In addition, our articles of association allow directors to call an extraordinary general meeting of shareholders pursuant to the procedures set forth in our articles.

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Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States.

	Cayman Islands	Delaware

Title of Organizational Documents	Memorandum and Articles of Association	Certificate of Incorporation and Bylaws

Duties of Directors

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party.

A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of the company and its stockholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the stockholders.

Limitations on Personal Liability of Directors	The Companies Act has no equivalent provision to Delaware law regarding the limitation of director’s liability. However, as a matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime or of the director’s own fraud, dishonesty or willful default.	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director for money damages to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, unlawful payment of dividends or unlawful stock repurchase or redemption. In addition, an exculpatory provision with terms described in the previous sentence cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.

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	Cayman Islands	Delaware

Indemnification of Directors, Officers, Agents and Others

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty, willful default or fraud which may attach to such directors or officers. In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

A corporation has the power to indemnify any director, officer, employee, or agent of the corporation who was, is or is threatened to be made a party to an action, suit or proceeding who acted in good faith and in a manner they believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct would be unlawful, against amounts actually and reasonably incurred. Additionally, under the Delaware General Corporation Law, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.
Interested Directors	Under our memorandum and articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding his or her interest, provided that in exercising any such vote, such director’s duties remain as described above.	Under Delaware law, a transaction in which a director has an interest is not void or voidable solely because such interested director is present at or participates in the meeting that authorizes the transaction if: (1) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; (2) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the stockholders; or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee of the board, or the stockholders. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.

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	Cayman Islands	Delaware

Voting Requirements

As a matter of Cayman Islands law, certain matters must be approved by special resolution of the shareholders, including amending or adopting memorandum or articles of association of a Cayman Islands company, reduction of share capital, change of name, authorization of a plan of merger, voluntary winding up of the company or the recalling of the voluntary liquidation of the company.

The Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting. Our memorandum and articles of association require that a special resolution be passed by a majority of not less than three-fourths of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

The Companies Act defines “special resolutions” only. A company’s articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions. Our memorandum and articles of association provide that an ordinary resolution is a resolution (1) passed by a simple majority of such shareholders as, being entitled to do so, vote in person (or, where proxies are allowed, by proxy) at a general meeting and regard shall be had in computing a majority to the number of votes to which each shareholder is entitled or (2) approved in writing by all of the shareholders entitled to vote at a general meeting in one or more instruments each signed by one or more of the shareholders and the effective date of the resolution so adopted shall be the date on which the instrument (or the last of such instruments, if more than one) is executed.

Under Delaware law, each stockholder is entitled to one vote for each share of capital stock held by such stockholder as of the applicable record date, unless otherwise provided in a corporation’s certificate of incorporation. Except as otherwise provided under the Delaware General Corporation Law or by the corporation’s certificate of incorporation or bylaws, under Delaware law, all matters brought before a meeting of stockholders at which a quorum is present (other than the election of directors) require the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at that meeting. Certain matters for stockholder approval, including the approval of certain merger agreements, certain amendments to the certificate of incorporation, and the sale, lease, or exchange of all or substantially all of the corporation’s assets will require approval of the holders of a majority of the outstanding capital stock. The certificate of incorporation may also include a provision requiring supermajority approval by the directors or stockholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested stockholders of publicly traded corporations may require approval by a supermajority of the non-interested stockholders.

Voting for Directors	Our memorandum and articles of association provide that our directors may be appointed by a resolution of our board of directors to fill a casual vacancy on the board of directors or as an addition to the board of directors or by an ordinary resolution of our shareholders.	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

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	Cayman Islands	Delaware

Cumulative Voting

There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands.

Our memorandum and articles of association do not provide for cumulative voting on the election of the directors as described above.

Under the Delaware law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it.

Directors’ Powers Regarding Bylaws	Our memorandum and articles of association may only be amended by a special resolution of the shareholders of the company.	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.

Nomination and Removal of Directors and Filling Vacancies on Board

Nomination and removal of directors and filling of board vacancies are governed by the terms of the articles of association. Our memorandum and articles of association provide that directors may be removed with or without cause, by an ordinary resolution of our shareholders.

In addition, a director’s office shall be vacated if the director (1) becomes bankrupt or makes any arrangement or composition with his creditors; (2) is found to be or becomes of unsound mind or dies; (3) resigns his office by notice in writing to the company; (4) without special leave of absence from the board of directors, is absent from meetings of the board of directors for three consecutive meetings and the board of directors resolves that his office be vacated; or (5) is removed from office pursuant to any other provisions of our memorandum and articles of association.

Stockholders may generally nominate directors if they comply with any applicable advance notice provisions and other procedural requirements in company bylaws.

Holders of a majority of the shares then entitled to vote at an election of directors may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation or bylaws, directorship vacancies may be filled by a majority of the directors elected or then in office, or by the stockholders.

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	Cayman Islands	Delaware

Mergers and Similar Arrangements	The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

Under Delaware law, with certain exceptions, a merger, a consolidation, or a sale, lease or exchange of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. However, unless required by its certificate of incorporation, approval is not required by the holders of the outstanding stock of a constituent corporation surviving a merger if:

		●	the merger agreement does not amend in any respect its certificate of incorporation;
		●	each share of its stock outstanding prior to the merger will be an identical share of stock following the merger; and

		●	either no shares of the surviving corporation’s common stock and no shares, securities or obligations convertible into such stock will be issued or delivered pursuant to the merger, or the authorized unissued shares or treasury shares of the surviving corporation’s common stock to be issued or delivered pursuant to the merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered pursuant to the merger do not exceed 20% of the shares of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger.

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Cayman Islands		Delaware

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by 75% by value of shareholders or each class of shareholders, or a majority in number of creditors or each class of creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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	Cayman Islands		Delaware

Shareholder Suits	Generally legal proceedings can be originated in the Grand Court of the Cayman Islands. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge:		Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit a winning plaintiff to recover attorneys’ fees incurred in connection with such action.

	●	an act which is illegal or ultra vires;

	●	an action which requires a resolution with a qualified or special majority which has not been obtained; and

	●	an act which constitutes a fraud on the minority where the wrongdoers are themselves in control of the company.

Inspection of Corporate Records

Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of the register of members or other corporate records (other than the memorandum and articles of association, the register of mortgages and charges, and copies of any special resolutions passed by our shareholders) of the company. However, these rights may be provided in the company’s articles of association.

Holders of our ordinary shares do not have general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our directors are empowered to allow our shareholders to inspect our list of shareholders and to receive annual audited financial statements.

Under Delaware law, stockholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of lists of stockholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation. A complete list of the stockholders entitled to vote at a stockholders’ meeting generally must be available for stockholder inspection at least ten days before the meeting.

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	Cayman Islands	Delaware

Shareholder Proposals and Calling of Special Shareholder Meetings

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow our shareholders holding not less than one-third of our voting share capital to requisition a special meeting of the shareholders, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. We, however, hold an annual shareholders’ meeting during each fiscal year, as required by NYSE rules.

Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which stockholders may bring business before a meeting.

Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of stockholders.

Approval of Corporate Matters by Written Consent	Cayman Islands law and our memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, stockholders may take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders.

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	Cayman Islands	Delaware

Dissolution; Winding Up

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act of the Cayman Islands and our memorandum and articles of association, our company may be dissolved, liquidated or wound up by special resolution, or by an ordinary resolution on the basis that our company is unable to pay its debt as they become due.

Under Delaware law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. A Delaware corporation may also be dissolved by decree or judgment of a Delaware court in certain circumstances.
Variation of Rights of Shares	Under our memorandum and articles of association, if our share capital is divided into more than one class of shares, we may materially adversely vary the rights attached to any class only with the consent in writing of the holders of a majority of not less than three-fourths of the issued shares of that class or the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.	Under Delaware law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Dividends and Stock Repurchases	The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our memorandum and articles of association provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.	The Delaware General Corporation Law provides that, subject to any restrictions in a corporation’s certificate of incorporation, dividends may be declared from the corporation’s surplus, or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year, and Delaware common law also imposes a solvency requirement with respect to the payment of dividends. Dividends may not be declared out of net profits, however, if the corporation’s capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets is repaired. Furthermore, applicable Delaware statutory and common law generally provides that a corporation may redeem or repurchase its shares only if the redemption or repurchase would not impair the capital of the corporation and only if the corporation is solvent at the time of the redemption or repurchase, and the redemption or repurchase would not render the corporation insolvent.

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	Cayman Islands	Delaware

Transactions with Interested Shareholders	Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.	The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of 100 Class A ordinary shares, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 60 Wall Street, New York, NY 10005, USA. The principal executive office of the depositary is located at 60 Wall Street, New York, NY 10005, USA.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs. See “—Jurisdiction and Arbitration.”

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information.”

Holding the ADSs

How will you hold your ADSs?

You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.

●	Cash. The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.

●	Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See “Taxation.” It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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●	Shares. For any ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

●	Elective Distributions in Cash or Shares. If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

●	Rights to Purchase Additional Shares. If we offer holders of our ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for ordinary shares (rather than ADSs).

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of ordinary shares or be able to exercise such rights.

●	Other Distributions. Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.

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Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

How do ADS holders cancel an American Depositary Share?

You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the ordinary shares.

If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the ordinary shares or other deposited securities represented by such holder's ADSs; and (c) a brief statement as to the manner in which such instructions may be given to the depositary or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received by the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our ordinary shares.

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The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 21 business days in advance of the meeting date.

Compliance with Regulations

Information Requests

Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

Fees and Expenses

As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service	Fees
• To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)	Up to US$0.05 per ADS issued
• Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
• Distribution of cash dividends	Up to US$0.05 per ADS held
• Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held
• Distribution of ADSs pursuant to exercise of rights.	Up to US$0.05 per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held
• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank

As an ADS holder, you will also be responsible for paying certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:

•	Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).
•	Expenses incurred for converting foreign currency into U.S. dollars.
•	Expenses for cable, telex and fax transmissions and for delivery of securities.
•	Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).
•	Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

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•	Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs.
•	Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.

In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
Change the nominal or par value of our ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.
Distribute securities on the ordinary shares that are not distributed to you, or Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

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Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 60 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.

The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:

●	are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

●	are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

●	are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

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●	are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

●	are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

●	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

●	disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

●	disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Jurisdiction and Arbitration

The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the federal or state courts in the City of New York shall have non-exclusive jurisdiction to hear and determine any dispute arising from or in connection with the deposit agreement and that the depositary will have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

Requirements for Depositary Actions

Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

●	satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

●	compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

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The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:

●	when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

●	when you owe money to pay fees, taxes and similar charges;

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities, or other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

●	for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such ordinary shares.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

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DESCRIPTION OF PREFERRED SHARES

Our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

As of the date of this prospectus, we have issued 65,000 Class A preference shares to Good Luck Information, an entity controlled by Mr. Man San Vincent Law, our founder and executive director. Each Class A preference share is entitled to 10,000 votes. The Class A preference shares are not entitled to receive dividends and cannot be converted into Class A ordinary shares, Class B ordinary shares, or ADSs. Upon any transfer of Class A preference shares by Good Luck Information to any person or entity which is not its affiliate, or when Good Luck ceases to be controlled by any person holding executive office in or being a member of our board of director, the Class A preference shares shall cease to have any voting right. If Mr. Man San Vincent Law ceases to serve as our director, we shall be entitled to redeem all of the Class A preference shares at US$1.0 per share.

The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in the applicable prospectus supplement.

Holders of our preferred shares are entitled to certain rights and subject to certain conditions as set forth in our currently effective memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

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DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or preferred shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors' resolution, an officers' certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement, which may modify or replace the general terms described in this section.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

•	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

•	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

•	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in the indenture with respect to the debt securities;

•	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

•	a discussion of material income tax considerations applicable to the debt securities;

•	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.

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We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

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DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our ordinary shares, preferred shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

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The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the offering price;

•	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	anti-dilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants; and

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

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The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	anti-dilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

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DESCRIPTION OF UNITS

We may issue units composed of any combination of our Class A ordinary shares, ADSs, preferred shares, debt securities or warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Shares Capital,” “Description of American Depositary Shares,” “Description of Preferred Shares,” “Description of Debt Securities” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

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PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

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The prospectus supplement relating to any offering will identify or describe:

•	any terms of the offering;

•	any underwriter, dealers or agents;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the net proceeds to us;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any exchange on which the securities will be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

We may also sell securities directly to one or more purchasers without using underwriters or agents. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

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Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each class or series of securities offered will be a new issue with no established trading market, other than our Class A ordinary shares represented by ADSs, which are listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

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TAXATION

The following summary of the material Cayman Islands, PRC and United States federal income tax consequences of an investment in the ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. The following summary does not constitute legal or tax advice. The discussion does not deal with all possible tax consequences relating to an investment in ADSs. In particular, the discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the PRC and the federal tax law of the United States. Accordingly, you should consult your own tax advisor regarding the tax consequences of an investment in the ADSs. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder (Hong Kong) LLP, our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of JunZeJun Law Offices, our PRC legal counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties applicable to payments to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ordinary shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporation tax.

PRC Taxation

Under the Enterprise Income Tax Law, or EIT Law and its implementation rules, an enterprise established outside of China with a “de facto management body” within China is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Taxation Administration of the PRC, or SAT, issued SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in SAT Circular 82 may reflect the general position of SAT on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (1) the primary location of the day-to-day operational management is in China; (2) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (3) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in China; and (4) at least 50% of voting board members or senior executives habitually reside in China.

We do not believe that our Cayman Islands holding company meets all of the conditions above. Our Cayman Islands holding company is not a PRC resident enterprise for PRC tax purposes. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained outside China. For the same reasons, we believe our other subsidiaries outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with ours.

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JunZeJun Law Offices, our legal counsel as to PRC law, has advised us that if the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs. In addition, non-resident enterprise shareholders(including the ADS holders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within China. It is unclear whether our non-PRC individual shareholders (including the ADS holders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of our Cayman Islands holding company would be able to claim the benefits of any tax treaties between their country of tax residence and China in the event that our Cayman Islands holding company is treated as a PRC resident enterprise.

Provided that our Cayman Islands holding company is not deemed to be a PRC resident enterprise, holders of the ADSs and ordinary shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares or ADSs. However, under SAT Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7, and we may be required to expend valuable resources to comply with SAT Circular 7, or to establish that we should not be taxed thereunder.

United States Federal Income Taxation

The following discussion describes the material United States federal income tax consequences of the ownership of our ADSs as of the date hereof. Material United States federal income tax consequences relating to the purchase, ownership and disposition of any of other securities offered by this prospectus (e.g., preferred shares, debt securities, warrants and/or units) will be set forth in the applicable prospectus supplement relating to the offering of those securities. The discussion is applicable only to United States Holders (as defined below) who hold ADSs as capital assets. As used herein, the term “United States Holder” means a beneficial owner of an ADS that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This discussion does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	an insurance company;

•	a tax-exempt organization;

•	a person holding our ADSs as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a person who owns or is deemed to own 10% or more of our stock (by vote or value);

•	a partnership or other pass-through entity for United States federal income tax purposes;

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•	a person required to accelerate the recognition of any item of gross income with respect to our ADSs as a result of such income being recognized on an applicable financial statement; or

•	a person whose “functional currency” is not the United States dollar.

The discussion below is based upon the provision of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as well as the current income tax treaty between the United States and the PRC, which is hereinafter referred to as the Treaty, as of the date hereof, and such authorities may be replaced, revoked or modified, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below. In addition, this discussion is based, in part, upon representations made by the depositary to us and assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our ADSs, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our ADSs, you are urged to consult your tax advisors.

This discussion does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income, United States federal estate and gift taxes, or the effects of any state, local or non-United States tax laws. If you are considering the purchase, ownership or disposition of our ADSs, you are urged to consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation as well as any consequences arising under other United States federal tax laws (such as estate and gift taxes) and the laws of any other taxing jurisdiction.

ADSs

If you hold ADSs, for United States federal income tax purposes, you generally will be treated as the owner of the underlying Class A ordinary shares that are represented by such ADSs. Accordingly, deposits or withdrawals of Class A ordinary shares for ADSs will not be subject to United States federal income tax.

Taxation of Dividends

Subject to the discussion under “—Passive Foreign Investment Company” below, the gross amount of distributions on the ADSs (including any amounts withheld to reflect PRC withholding taxes (if applicable)) will be taxable as dividends, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. The dividends (including withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by the depositary. Such dividends will not be eligible for the dividends received deduction allowed to corporations under the Code.

Subject to applicable limitations (including a minimum holding period requirement), dividends received by non-corporate United States investors from a qualified foreign corporation may be treated as “qualified dividend income” that is subject to reduced rates of taxation. A foreign corporation generally is treated as a qualified foreign corporation with respect to dividends paid by that corporation on ordinary shares (or ADSs backed by such shares) that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that our ADSs, which are listed on the NYSE, are readily tradable on an established securities market in the United States. Thus, we believe that dividends we pay on our ADSs will meet the conditions required for the reduced tax rates. However, there can be no assurance that our ADSs will be considered readily tradable on an established securities market in the United States in later years. You are urged to consult your own tax advisors regarding the application of these rules given your particular circumstances.

A qualified foreign corporation also generally includes a foreign corporation that is eligible for the benefits of certain income tax treaties with the United States. We do not believe that we are eligible for the benefits of the Treaty. In the event that we were deemed to be a PRC resident enterprise under the EIT Law by the PRC tax authorities, contrary to our belief that our Cayman Islands holding company is not a PRC resident enterprise for enterprise income tax purposes, we might be eligible for the benefits of the Treaty, although no assurance can be given. If we were eligible for such benefits, subject to the discussion under “— Passive Foreign Investment Company” below, dividends we pay on our ADSs (which represent our ordinary shares) would be potentially eligible for the reduced rates of taxation. See “— PRC Taxation” above.

In addition, notwithstanding the foregoing, we will not be treated as a qualified foreign corporation, and non-corporate United States Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. See “—Passive Foreign Investment Company” below.

In the event that we were deemed to be a PRC resident enterprise under the EIT Law by the PRC tax authorities, you might be subject to PRC withholding taxes on dividends paid to you with respect to the ADSs. See “— PRC Taxation” above. In that case, subject to certain conditions and limitations (including a minimum holding period requirement), PRC withholding taxes on dividends may be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ADSs will be treated as foreign source income and will generally constitute passive category income. However, if we are eligible for Treaty benefits and if you are eligible for Treaty benefits, any PRC taxes on dividends will not be creditable against your United States federal income tax liability to the extent withheld at a rate exceeding the applicable Treaty rate. In addition, United States Treasury regulations addressing foreign tax credits (the “Foreign Tax Credit Regulations”) impose additional requirements for foreign taxes to be eligible for a foreign tax credit, and unless you are eligible for and elect to claim the benefits of the Treaty, there can be no assurance that those requirements will be satisfied. The Department of the Treasury and the IRS are considering proposing amendments to the Foreign Tax Credit Regulations. In addition, recent notices from the IRS provide temporary relief by allowing taxpayers that comply with applicable requirements to apply many aspects of the foreign tax credit regulations as they previously existed (before the release of the current Foreign Tax Credit Regulations) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). Alternatively, instead of claiming a foreign tax credit, you may be able to deduct any PRC withholding taxes on dividends in computing your taxable income, subject to generally applicable limitations under United States law (including that a United States Holder is not eligible for a deduction for otherwise creditable foreign income taxes paid or accrued in a taxable year if such United States Holder claims a foreign tax credit for any foreign income taxes paid or accrued in the same taxable year). The rules governing the foreign tax credit and deductions for foreign taxes are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit or a deduction under your particular circumstances.

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To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under United States federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of your ADSs (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of the ADSs), and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange. Consequently, any distributions in excess of our current and accumulated earnings and profits will generally not give rise to foreign source income and you will generally not be eligible for a foreign tax credit for any PRC withholding tax imposed on those distributions unless the credit can be applied (subject to applicable limitations) against United States federal income tax due on other foreign source income in the appropriate category for foreign tax credit purposes. However, we do not expect to determine earnings and profits in accordance with United States federal income tax principles. Therefore, you should expect that a distribution will generally be reported as a dividend (as discussed above).

Distributions of ADSs that are received as part of a pro rata distribution to all of our shareholders generally will not be subject to United States federal income tax. Consequently, these distributions will generally not give rise to foreign source income and you will generally not be eligible for a foreign tax credit for any PRC withholding tax imposed on these distributions unless the credit can be applied (subject to applicable limitations) against United States federal income tax due on other foreign source income in the appropriate category for foreign tax credit purposes.

Passive Foreign Investment Company

Based on our financial statements and the composition of our income and assets and the valuation of our assets, we do not believe we were a PFIC for 2024 for United States federal income tax purposes, although there can be no assurances in this regard. Additionally, it is possible that we may be a PFIC in 2025 or future taxable years.

In general, we will be a PFIC for any taxable year in which:

•	at least 75% of our gross income is passive income, or

•	at least 50% of the value (determined based on a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income.

For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). In addition, cash and other assets readily convertible into cash are generally treated as an asset that produces passive income. If we own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of the PFIC tests, as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income.

Additionally, we expect the activities of our mining pool business which was disposed on January 31, 2024, to be treated as generating active income, rather than passive income, for relevant taxable years preceding the disposition of such business. The application of the PFIC rules to digital assets and cloud computing (and transactions related thereto) is subject to significant uncertainty. Among other things, the IRS has issued very limited guidance on the treatment of income from activities such as those conducted by our former mining pool business. Accordingly, the IRS or a court may disagree with our determinations, including with respect to treatment of the former mining pool business (and assets and transactions related thereto).

The determination of whether we are a PFIC is made annually. Accordingly, it is possible that our PFIC status may change due to changes in our asset or income composition. The calculation of the value of our assets will also be based, in part, on the quarterly market value of our ADSs, which is subject to change and a portion of which could be attributable to the value of the digital assets and cryptocurrencies we hold for our own account. Therefore, a decrease in the price of our ADSs, or an increase in the proportion of the market value of our ADSs attributable to the value of the digital assets and cryptocurrencies we hold for our own account, may result in our becoming a PFIC. If we are a PFIC for any taxable year during which you hold our ADSs, you will be subject to special tax rules discussed below. If we are a PFIC for any taxable year during which you hold our ADSs and you do not make a timely mark-to-market election (as described below), you will be subject to special tax rules with respect to any “excess distribution” received and any gain realized from a sale or other disposition, including a pledge, of ADSs. Distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for the ADSs will be treated as excess distributions. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the ADSs,

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•	the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year for individuals or corporations, as applicable, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

In addition, non-corporate United States Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. You will generally be required to file IRS Form 8621 if you hold our ADSs in any year in which we are classified as a PFIC.

If we are a PFIC for any taxable year during which you hold our ADSs and any of our non-United States subsidiaries is also a PFIC, a United States Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

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In lieu of being subject to the rules discussed above regarding excess distributions and realized gains, you may make an election to include gain on the stock of a PFIC as ordinary income under a mark-to-market method, provided that such stock is regularly traded on a qualified exchange. Since our ADSs are listed on the NYSE, which constitutes a qualified exchange, under current law, the mark-to-market election will be available to holders of ADSs if the ADSs are “regularly traded” for purposes of the mark-to-market election (for which no assurance can be given).

If you make an effective mark-to-market election, you will include in each taxable year that we are a PFIC as ordinary income the excess of the fair market value of your ADSs at the end of the year over your adjusted tax basis in the ADSs. You will be entitled to deduct as an ordinary loss in each such year the excess of your adjusted tax basis in the ADSs over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If you make an effective mark-to-market election, any gain you recognize upon the sale or other disposition of your ADSs in a year that we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

Your adjusted tax basis in the ADSs will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances.

A U.S. investor in a PFIC generally can mitigate the consequences of the rules described above by electing to treat the PFIC as a “qualified electing fund” under Section 1295 of the Code. However, this option is not available to you because we do not intend to comply with the requirements necessary to permit you to make this election. You are urged to consult your tax advisors concerning the uncertain application of the PFIC rules to us and the United States federal income tax consequences of holding ADSs if we are considered a PFIC in any taxable year.

Taxation of Capital Gains

For United States federal income tax purposes, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of the ADSs in an amount equal to the difference between the amount realized for the ADSs and your tax basis in the ADSs. Subject to the discussion under “—Passive Foreign Investment Company” above, such gain or loss will generally be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Any gain or loss recognized by you will generally be treated as United States source gain or loss However, if we were treated as a PRC resident enterprise for EIT Law purposes by PRC tax authorities and PRC tax were imposed on any gain and were eligible for benefits of the Treaty, and if you were eligible for the benefits of the Treaty, you may elect to treat such gain as PRC source gain under the Treaty. If you are not eligible for the benefits of the Treaty or you fail to make the election to treat any gain as PRC source, then you generally would not be able to use a foreign tax credit for any PRC tax imposed on the disposition of our ADSs unless the credit can be applied (subject to applicable limitations) against United States federal income tax due on other foreign source income in the appropriate category for foreign tax credit purposes. However, pursuant to the Foreign Tax Credit Regulations, unless you are eligible for and elect to claim the benefits of the Treaty, any such PRC tax would generally not be a foreign income tax eligible for a foreign tax credit (regardless of any other income that you may have that is derived from foreign sources). In such case, the non-creditable PRC tax may reduce the amount realized on the disposition of our ADSs. As discussed above, however, recent notices from the IRS provide temporary relief by allowing taxpayers that comply with applicable requirements to apply many aspects of the foreign tax credit regulations as they previously existed (before the release of the current Foreign Tax Credit Regulations) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). If any PRC tax is imposed upon the disposition of ADSs and you apply such temporary relief, such PRC tax may be eligible for a foreign tax credit or deduction, subject to the applicable conditions and limitations.

You will be eligible for the benefits of the Treaty if, for purposes of the Treaty, you are a resident of the United States, and you meet other requirements specified in the Treaty. Because the determination of whether you qualify for the benefits of the Treaty is fact intensive and depends upon your particular circumstances, you are specifically urged to consult your tax advisors regarding your eligibility for the benefits of the Treaty. You are also urged to consult your tax advisors regarding the tax consequences in case any PRC tax is imposed on gain on a disposition of our ADSs, including the availability of the foreign tax credit or a deduction and the election to treat any gain as PRC source, under your particular circumstances.

Information Reporting and Backup Withholding

In general, information reporting will apply to dividends in respect of our ADSs and the proceeds from the sale, exchange or other disposition of our ADSs that are paid to you within the United States (and in certain cases, outside the United States), unless you establish that you are an exempt recipient. A backup withholding tax generally would apply to such payments if you fail to provide a taxpayer identification number and a certification of exempt status or if you fail to report in full dividend and interest income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS in a timely manner.

Certain United States Holders are required to report information relating to ADSs, subject to certain exceptions (including an exception for ADSs held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold the ADSs. You are urged to consult your own tax advisors regarding information reporting requirements relating to your ownership of the ADSs.

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ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We were incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Some of our assets are located outside the United States. In addition, some of our directors and executive officers are nationals or residents of jurisdictions other than the United States and some of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York in connection with any offering we may make under this prospectus and any applicable prospectus supplement under the federal securities laws of the United States or of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York in connection with any offering we may make under this prospectus and any applicable prospectus supplement under the securities laws of the State of New York.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and JunZeJun Law Offices, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States and (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Cayman Islands

Maples and Calder (Hong Kong) LLP has informed us that it is uncertain whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States. In addition, Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided that such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or penalty, (5) was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

China

JunZeJun Law Offices has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. JunZeJun Law Offices has advised us further that under PRC law, a foreign judgment, which does not otherwise violate basic legal principles, state sovereignty, safety or social public interest, may be recognized and enforced by a PRC court, based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. As there existed no treaty or other form of reciprocity between China and the United States governing the recognition and enforcement of judgments as of the date of this prospectus, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by United States courts.

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LEGAL MATTERS

We are being represented by Simpson, Thacher & Bartlett LLP with respect to certain legal matters of United States federal securities and New York state law. The validity of the Class A ordinary shares represented by the ADSs, preferred shares, and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by JunZeJun Law Offices. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering. Simpson, Thacher & Bartlett LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law. Simpson, Thacher & Bartlett LLP and Maples and Calder (Hong Kong) LLP may rely upon JunZeJun Law Offices with respect to matters governed by PRC law.

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EXPERTS

The financial statements of BIT Mining Limited incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The current business address of MaloneBailey, LLP is 10370 Richmond Avenue, Suite 600, Houston, Texas 77042.

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WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our Class A ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at ir.btc.com, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

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Up to US$7,200,000 Class A Ordinary Shares Represented by American Depositary Shares

BIT Mining Limited

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

The date of this prospectus is May 30, 2025